                                CHESTNUT BAY LLC,
                     a California limited liability company
                                    Landlord


                                       and


                                IMPROVENET, INC.
                             a Delaware corporation
                                     Tenant


--------------------------------------------------------------------------------

                               OFFICE / R&D LEASE

--------------------------------------------------------------------------------



                                      Dated

                                  June 10, 1999

                                OFFICE / R&D LEASE

                                Table of Contents

Summary of Terms
Recitals
Section 1.      Lease of Premises
Section 2.      Term of Lease
Section 3.      Early Occupancy
Section 4.      Possession; Delay in Delivery of Possession
Section 5.      Rent
Section 6.      Use
Section 7.      Utilities
Section 8.      Taxes
Section 9.      Condition of Premises
Section 10.     Repairs and Maintenance
Section 11.     Alterations
Section 12.     Entry
Section 13.     Surrender of Premises; Holding Over
Section 14.     Indemnity
Section 15.     Insurance
Section 16.     Trade Fixtures
Section 17.     Communications Cables
Section 18.     Signs
Section 19.     Damage and Destruction
Section 20.     Condemnation
Section 21.     Assignment and Subletting
Section 22.     Default
Section 23.     Remedies
Section 24.     Late Charge
Section 25.     Default Interest
Section 26.     Waiver
Section 27.     Estoppel Certificates
Section 28.     Attorney Fees
Section 29.     Security for Tenant's Obligations
Section 30.     Authority
Section 31.     Notices
Section 32.     Heirs and Successors
Section 33.     Partial Invalidity
Section 34.     Entire Agreement
Section 35.     Time of Essence
Section 36.     Amounts Deemed Rent
Section 37.     Amendments
Section 38.     Subordination, Nondisturbance and Attornment
Section 39.     Merger

Section 40.     Right of Relocation (Intentionally Deleted)
Section 41.     Options to Extend Term
Section 42.     Determination of Monthly Rent for Extension Term
Section 43.     Tenant Improvements
Section 44.     Environmental Provisions
Section 45.     Publicity
Section 46.     Easements
Section 47.     Covenants and Conditions
Section 48.     Recordation
Section 49.     Transfer by Landlord
Section 50.     Security Measures
Section 51.     Broker
Section 52.     Offer
Section 53.     Governing Law
Section 54.     Parking

Schedule of Exhibits

Exhibit A.      Legal Description of Property
Exhibit B.      Description of Premises
Exhibit C.      Work Letter Agreement
Exhibit D.      Commencement Date Memorandum
Exhibit I.      Environmental Documents
Exhibit S       Subordination, Attornment and Non-Disturbance Agreement

                                SUMMARY OF TERMS


Date: June 10, 1999

Landlord: Chestnut Bay LLC, a California limited liability company

Tenant: ImproveNet, Inc., a Delaware corporation

Guarantor: N/A

Premises: a portion of the second (2nd) floor of 720 Bay Road, Redwood City, California known as Suite 200 and shown as the shaded area in attached Exhibit B.

Rentable Area of Premises: approximately 16,190 rentable square feet (subject to calculation by Landlord's architect as set forth herein)

Common Area: All areas of the Property located exterior of the Building including the Parking Lot and all landscaped areas and sidewalks as well as all common stairways, hallways, lobby areas, elevators and bathrooms shown in the un-shaded portion of Exhibit B but specifically excluding the premises of other tenants of the Building.

Section 2. Estimated Delivery Date ("Estimated Delivery Date"): July 18, 1999

Section 2. Lease Term: Seven (7) years from the Commencement Date.

Section 5. Monthly Rent:


Lease Months                                       Monthly Base Rent
1-12                                                 $42,094
13-24                                                $43,357
25-36                                                $44,658
37-48                                                $45,997
49-60                                                $47,377
60-72                                                $48,798
72-84                                                $50,262


Section 5. Advance Rent: $42,094

Section 5. Tenant's Share: 26.55%

Section 29. Letter of Credit Security: $400,000

Section 29. Security Deposit: $50,262

Section 31. Tenant's Address for Notices:

--------------------------------------------- ---------------------------------
Prior to the Commencement Date:               After the Commencement Date:

ImproveNet, Inc.                              ImproveNet, Inc.
1286 Oddstad, Dr.                             720 Bay Road, Suite 200
Redwood, City, CA 94063                       Redwood City, California

With copy to:                                 With copy to:

Hanna & VanAtta                               Hanna & VanAtta
525 University Ave., Suite 705                525 University Ave., Suite 705
Palo Alto, CA 94301                           Palo Alto, CA 94301
Attn: John Paul Hanna                         Attn: John Paul Hanna
--------------------------------------------- ---------------------------------

Section 31. Guarantor's Address for Notices: N/A

Section 31. Landlord's Address for Notices:

--------------------------------------------- ---------------------------------
                                              With copy to:
Chestnut Bay LLC
c/o The Nicholson Company                     Mackenzie & Albritton
75 Cristich Lane                              One Post Street, Suite 500
Campbell, California                          San Francisco, CA 94104
Attn: Mike Newbro                             Attn: Paul Albritton, Esq.

--------------------------------------------- ---------------------------------

Section 51. Broker: CB Richard Ellis, Inc., exclusively representing Landlord ("Landlord Broker") and Cornish & Carey exclusively representing Tenant ("Tenant Broker").

Section 54. Parking Spaces: 53 non-exclusive spaces

The foregoing Summary of Terms is made primarily for the benefit of Landlord and is not a part of this Lease. In the event of any conflict between any information shown on this Summary and the Lease, the latter shall control.

                       OFFICE/RESEARCH & DEVELOPMENT LEASE

         THIS OFFICE/R&D LEASE (Lease) is entered into as of June 10, 1999 by and between CHESTNUT BAY LLC, a California limited liability company (Landlord) IMPROVENET, INC., a Delaware corporation (Tenant).

                                    RECITALS

A. Landlord is owner of that certain building consisting of approximately 60,985 rentable square feet and improvements (collectively, the "Building") located at 720 Bay Road, Redwood City, California, in the County of San Mateo (the Property") as more particularly described in Exhibit A attached hereto and incorporated herein.

B. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant that certain portion of the Building as more particularly shown cross hatched on Exhibit B attached hereto and incorporated herein (the Premises), which Premises constitute approximately Sixteen One Hundred Ninety (16,190) rentable square feet of the Building.

C. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions contained in this Lease.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Lease of Premises; Common Areas

(a) Premises: Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions contained in this Lease. The Premises will be improved with the Base Building Improvements to be constructed by Landlord. The Base Building Improvements are described in the Work Letter, attached as Exhibit C.

(b) Common Areas. In addition to the Premises, Landlord grants to Tenant a non-exclusive license for use of the Common Areas with Landlord and other tenants of the Building and their invitees, contractors, agents and employees. Landlord reserves the right to modify the size, location and/or configuration of all or any portion the Common Areas provided such modification does not materially and adversely interfere Tenant's use of the Premises as permitted under this Lease. The use of the Common Areas shall at all times be subject to all reasonable, uniform and non-discriminatory applicable laws and the rules and regulations adopted by Landlord from time to time and to any covenants, conditions, restrictions, or easements placed of record in the San Mateo County Recorder's Office.

Section 2. Term.

(a) Commencement Date. The Term of this Lease will commence ("Commencement Date") on the earliest of the following dates:

(i) the date on which Tenant takes possession of all or a portion of the Premises for Tenant's intended use under this Lease;

(ii) the date on which the Tenant Improvements (defined in Exhibit C) are Substantially Complete (defined in Exhibit C); or

(iii) September 1, 1999 (except as may be extended pursuant to Section 5.02 of Exhibit C).

The Term of the Lease will continue from the Commencement Date for the period of time specified as the Term (seven (7) years) or until this Lease is terminated as otherwise provided for in the Lease.

(b) Commencement Date Memorandum. Following the Commencement Date, Tenant shall execute and deliver to Landlord a memorandum of the Commencement Date in the form of attached Exhibit D

("Commencement Date Memorandum"). The Commencement Date Memorandum must acknowledge: (i) the Commencement Date; and (ii) Tenant's acceptance of the Premises.

Section 4. Possession; Delay in Delivery of Possession.

(a) Subject to Landlord's enforcement of Landlord's Contractor's warranties as set forth in Section 4.04 of Exhibit C and the completion of Punch List Items as set forth therein, as of the Delivery Date (defined in Exhibit C), Tenant accepts possession of the Premises in its existing as is condition, including, but not limited to, all patent and latent defects and subject to all applicable laws, ordinances, and regulations governing and regulating the use of the Property and/or the Premises and any recorded covenants, conditions, restrictions, easements, licenses, or right of ways.

(b) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Delivery Date as it may be extended by any Unavoidable Delays and Tenant Delays (defined in Exhibit C), this Lease shall not be void or voidable and no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom; provided however, that the September 1, 1999 latest Commencement Date shall be extended one day for each day after the Estimated Delivery Date that the actual Delivery Date occurs.

Section 5. Rent.

(a) Tenant agrees to pay monthly rent ("Monthly Rent") during the Lease Term in the amounts set forth in the Summary of Terms. Monthly Rent shall be payable without deduction, offset, abatement, prior notice or demand, except as may otherwise provided herein.

(b) The Monthly Rent shall be payable in advance on the first day of each month at Landlord's address as provided herein or at such other address that Landlord may from time to time designate by written notice to Tenant. In the event that the Term commences on a date other than the first day of a calendar month, then on the date of commencement of the Term, Tenant shall pay to Landlord as Monthly Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the first month's Monthly Rent due hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Term for any reason ends on a date other than the last day of a calendar month, then on the first day of the last partial calendar month of such term, Tenant shall pay to Landlord as Monthly Rent for the period from said first day of said last partial calendar month to and including the last day of the Term that proportion of that Monthly Rent then due hereunder which the number of days between said first day of said last partial calendar month and the last day of the term hereof bears to thirty (30).

(c) Upon execution of this Lease, Tenant shall pay Forty-Two Thousand Ninety Four Dollars ($42,094), which amount shall be applied toward the first payment of Monthly Rent due hereunder.

(d) In the event of a Chronic Delinquency (as hereinafter defined), at Landlord's option, Landlord shall have the right, in addition to all other remedies under this Lease and at law, to require that Monthly Rent be paid by Tenant quarterly, in advance. This provision shall not limit in any way nor be construed as a waiver of any rights and remedies of Landlord provided herein or by law in the event of delinquency. Chronic Delinquency shall mean failure by Tenant to pay Monthly Rent, or any other payments required to be paid by Tenant under this Lease, when due in any of three (3) months (consecutive or non-consecutive) during any twelve (12) month period.

(e) In addition to Monthly Rent, Tenant shall pay to Landlord as additional rent, which shall be solely calculated and determined by Landlord, the following:

(i) Tenant's Share (as hereinafter defined) of the Taxes relating to the Property as set forth in Section 8 hereof;

(ii) Tenant's Share of the insurance premiums relating to the Property, as set forth in Section 15 hereof;

(iii) Tenant's Share of all maintenance, repair and replacement expenses relating to the Property as set forth in Section 10 hereof and any deductibles or uninsured restoration costs incurred under Section 19 hereof (provided if any such cost is based in part on properly unrelated to the Premises (including adjacent real properly owned by Landlord) then only that part of such cost that is fairly allocable to the Premises shall be included in Operating Expenses);

(iv) Tenant's Share of any other operating expenses incurred by Landlord in the operation of the Property including Landlord's management fee;

(v) All charges, costs, expenses, and other amounts which Tenant is required to pay hereunder, together with all interest, late charges, penalties, costs and expenses, including, without limitation, reasonable attorneys fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant's default, refusal, or failure to pay such amounts, and all damages, costs, and expenses, including, but not limited to, reasonable attorneys fees, which Landlord may incur by reason of any default by Tenant or failure on Tenant's part to comply with the terms of this Lease. Amounts due from Tenant pursuant to Subsections 5(e)(i), 5(e)(ii), 5(e)(iii), 5(e)(iv) and 5(e)(v) above are collectively referred to herein as the Operating Expenses. As used in this Lease, the term Tenant's Share shall mean such portion of the total cost equal to the number of rentable square feet contained in the Premises at the time of such computation divided by the total rentable square footage of the Building. Tenant's Share as of the Commencement Date is set forth in the Summary of Terms.

(f) The Operating Expenses shall be paid as follows. Prior to the commencement of each year of the Term or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the Operating Expenses for the ensuing year of the Term. On or before the first day of each month during the ensuing year of the Term, Tenant shall pay to Landlord 1/12 of such estimated amount, provided that if such a notice is not given prior to the commencement of the ensuing year of the Term, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses for the current year of the Term will vary from its estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent monthly payments by Tenant for such year shall be based on such revised estimate. Landlord's estimate of Operating Expenses for the first partial year of the Lease Term is Five Thousand Three Hundred Forty-three Dollars ($5,343) per month. The first months estimated Operating Expenses shall be paid upon execution of this Lease.

(g) Within ninety (90) days after the close of each calendar year of the Term or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant (i) a statement of the Operating Expenses for such calendar year showing in reasonable detail the actual Operating Expenses incurred by Landlord, certified by Landlord, which certified statement shall be final and binding upon Landlord and Tenant, subject only to Tenant's Section 5(h) review, and (ii) a statement of the payments made by Tenant under Section 5(f) above for such year. If on the basis of such statements Tenant owes an amount that is less than the estimated Operating Expenses for such year previously made by Tenant, Landlord at its election shall either promptly refund the amount of the overpayment to Tenant or credit such excess against Tenant's subsequent obligations to Estimated Operating Expenses. If on the basis of such statements Tenant owes an amount that is more than the estimated Operating Expenses for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statements.

(h) If Tenant disputes the amount of Additional Rent stated in the statement, Tenant may designate, within thirty (30) days after receipt of that statement, an independent certified public accountant to inspect Landlord's records. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant. That certification shall be final and conclusive. If Tenant discovers an excess of five percent (5%) or greater in the Operating Expenses charged to Tenant, then in addition to such discrepancy amount Landlord shall pay the cost of Landlord's accountant's certification and Tenant's accountant's review within thirty (30) days of such certification.

(i) At Landlord's election, Tenant shall pay to Landlord, within ten (10) days after receipt of invoice(s) therefore, any present Operating Expense incurred by Landlord. If Tenant shall fail to pay any additional rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Monthly Rent.

Section 6. Use.

(a) Tenant will occupy and use the Premises for sales, marketing and related general office use and for no other use. Tenant agrees not to use the Premises or Common Areas for any immoral or unlawful purpose. Tenant agrees that the Premises shall not in any case at any time be used for a day care facility, a school, a hospital, a medical center, a residence, the wholesale manufacture, processing, or distribution of food, food products, or food ingredients or a playground.

(b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rotes for or cause the cancellation of any fire, liability, or other insurance policy insuring or hereinafter insuring the Premises or the improvements on the Premises. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises. However, if such compliance would result in capital repairs or improvements to the Property, Landlord shall have the right to effect such compliance and Tenant shall pay to Landlord the cost of such improvement.

(c) Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, either private or public, in, on or about the Premises. No sale by auction which invites or permits purchasers to enter the Premises or Property shall be permitted to be conducted from the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which might endanger or damage the structure; shall not place or spill, nor suffer to be released or spilled, any harmful substances or Hazardous Materials (defined herein) in the drainage system of the Building, nor on the Premises, the Building, or the Property; and shall not overload any electrical, mechanical, plumbing, sprinkler, or other systems. No waste materials or refuse shall be permitted to remain on any part of the Premises or outside of the Building in which the Premises are a part, except in trash container(s) placed inside exterior enclosures approved by Landlord for that purpose, or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain on the roof (other than air conditioning units) nor outside the Premises. Tenant shall not place anything or allow anything to be placed near any window or door which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant covenants and agrees Tenant shall not be entitled to any reduction of rent hereunder nor shall Landlord have any liability to Tenant because of diminution of light, air or view by any structure which may be hereafter erected (whether or not by Landlord), by the use of the Building by other occupants, or by the use of neighboring buildings or areas by others. Tenant shall comply with any covenant, condition or restriction affecting the Premises, which covenant, condition or restriction is of record as of the date of this Lease or, as to covenants, conditions or restrictions not of record as of the date of this Lease, only such covenants, conditions or restrictions which do not materially and adversely affect the Tenant's occupancy or use of the Premises. The provisions of this Section are for the benefit of Landlord only and shall not be construed to be for the benefit of any other person, or occupant of the Premises.

(d) Except as otherwise provided in Section 6(e) and following Tenant's acceptance of delivery of the Premises under Exhibit C, Tenant shall, thereafter, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, roles, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (the ADA), all seismic and other earthquake protection measures being required by any governmental entity with regard to the Premises, any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively, the Legal Requirements), insofar as they relate to the condition, use, or occupancy of the

Premises, the construction of any Alterations (as hereinafter defined). If Tenant's compliance with Legal Requirements results in capital repairs or improvements to the Property, Landlord shall effect such compliance and Tenant shall pay to Landlord the cost of such improvement. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

(e) Except in such circumstances where Tenant's compliance with Legal Requirements arises in connection with Tenant's special use of the Premises, the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements and Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents, Landlord shall be responsible for compliance with Legal Requirements to the extent that such compliance requires physical modifications to the foundation, roof, or structural walls or Common Area of the Building.

Section 7. Utilities. Tenant shall pay promptly (as the same becomes due) directly to the entity or authority providing and/or billing the same (or reimburse the entity paying for the same, as the case may be), all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste and refuse collection, and any other utilities, materials, or services furnished directly or indirectly to, for the benefit of, and/or used by Tenant on or about the Premises during the Term, including, without limitation, any charges imposed after the Term commences. In the event such charges also apply jointly to other tenant(s) of Landlord where there is a common meter or common usage with other tenant(s), such charges shall be allocated to the Premises by square footage as reasonably calculated and determined solely by Landlord. In no event shall Landlord be liable for billings, payment, advancement of money for payment, or reimbursement to others for or with respect to any of the above services, materials, or charges, and Tenant shall not be entitled to any abatement or reduction of Rent nor any rights of constructive eviction or termination by reason of any interruption or failure of utilities, material, or services to the Premises during the Term, except and to the extent that such interruption or failure of utilities, material, or services to the Premises exceeds seven consecutive days and results from the active gross negligence or willful misconduct of Landlord or any of Landlord's constituent members, partners, agents, or employees.

Section 8. Taxes.

(a) Tenant shall, as additional rent, reimburse Landlord for Tenant's Share of all Taxes (as hereinafter defined) and increases in Taxes which result from reassessment of the Property due to changes in ownership thereof during the Term or which result from the reassessment of the Property due to the improvement thereof subsequent to the Delivery Date, and all installments of assessments that are due or become due from and after the Delivery Date and on or prior to the expiration or sooner termination of this Lease. As used herein the term Taxes shall mean and include (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including, without limitation, all installments of principal and interest required to pay any general or special assessments of public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of: all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; and landscaping areas, walkways, Parking Lot (defined herein), parking areas, public utilities, or energy within the Premises; (ii) all charges, levies, or fees imposed by reason of environmental regulation or other governmental control of the Premises, provided however that Taxes shall not include any charges, levies, or fees imposed by reason of the Existing Environmental Conditions (defined herein);
(iii) any and all permit, inspection, and license fees and other public charges of whatever nature that are assessed against the Property or arise because of the occupancy, use, or possession of the Property (including, but not limited to transit charges, traffic impact fees, housing fund assessments, open space charges, childcare fees, school fees, or any taxes on, or which shall be measured by, any rents or rental income, taxes on personal property, whether of Landlord (if used for the maintenance or operation of the Building) or Tenant); and (iv) all costs and fees (including reasonable attorney fees) incurred by Landlord or Tenant in reasonably contesting any

Tax and in negotiation with public authorities as to any Tax. If at any time during the Term, the taxation or assessment of the Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Tax described above there shall be levied, assessed, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge; (v) on the value, use, or occupancy of the Premises or Landlord's interest therein; (w) on or measured by the gross receipts, income, or rentals from the Premises; (x) on Landlord's business of leasing the Premises; (y) based on vehicular ownership, parking, employment, production, or the like; or (z) computed in any manner with respect to the operation of the Premises, then any such tax or charge, however, designated, shall be included within the meaning of the term Taxes for purposes of this Lease. If any Tax is based in part on property or rents unrelated to the Premises (including adjacent real property owned by Landlord) then only that part of such Tax that is fairly allocable to the Premises shall be included within the meaning of the term Taxes. Notwithstanding the foregoing, the term Taxes shall not include and Tenant shall not be responsible for any taxes in the nature of estate, inheritance, transfer, gift, or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

(b) Tenant shall pay directly to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against personal property or trade fixtures owned by Tenant or others and/or placed by Tenant in or about the Premises, and any interest or penalties applicable thereto (if any) for non-payment or late payments, arising subsequent to the Commencement Date, and all installments of assessments that are due or become due from and after the Commencement Date and on or prior to the expiration or sooner termination of this Lease.

(c) All Taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's Share will reflect the portion of that tax year after the Commencement Date. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year.

(d) If Tenant has not paid any Tax required by this Lease to be paid by Tenant before its delinquency, or if a Tax is contested by Tenant and that Tax has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the Tax, then Landlord may, but shall not be required to, pay and discharge the Tax. If a Tax is paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of the payment by Landlord until repayment by Tenant.

(e) If any assessments for local improvements become a lien after the Delivery Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term.

Section 9. Condition of Premises.

(a) Subject to Landlord's Contractor's warranties set forth in Section 4.04 of Exhibit C regarding the Base Building Improvements and the completion of Punch List Items as set forth therein, Tenant accepts the Premises, the Building and Improvements included in the Premises in their condition as of the Commencement Date and, except as otherwise may be set forth herein, without representation or warranty by Landlord as to the condition of such Premises or as to the use of occupancy which may be made thereof.

(b) Landlord represents, warrants and covenants that as of the date hereof it has good and marketable title to the Premises in fee simple and that the same is subject to no leases, tenancies, encumbrances, liens, defects in title or restrictions on the transfer of all or a part thereof that would materially and adversely affect Tenant's use or possession of the Premises. Landlord further covenants that there are no restrictive covenants which will prevent the Tenant from conducting the principally permitted business for the Premises under this Lease.

Section 10. Repairs and Maintenance.

(a) Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including, without limitation, interior walls, heating, ventilation and air conditioning systems, operating systems, fire sprinklers, alarms, all windows (interior and exterior), window frames, plate glass and glazing, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers, and water fountains; but excluding any subsurface plumbing repairs resulting from defects in Building construction), electrical systems (such as panels, conduits, outlets, and lighting fixtures, including lamps, bulbs, tubes, and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills), interior surfaces of the Premises, store fronts, down mechanisms, latches, locks, skylights (if any), fire extinguishing systems and equipment, and all other interior improvements of any nature whatsoever, that are part of the Premises. Tenant will keep such items in good, clean and first-class condition and repair, including, without limitation, through a janitorial service contract approved by Landlord, and by replacing such items as needed, and deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in good condition and repair, reasonable wear and tear excepted. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural elements of the Premises or if the estimated cost of any item of repair or replacement is in excess of One Thousand Dollars ($1,000), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work. At Landlord's election, such maintenance responsibilities and charges shall be performed by Landlord and Tenant shall reimburse Landlord as additional rent the cost of such maintenance responsibilities and charges. If any of the above maintenance responsibilities jointly apply to Tenant and other tenant(s) of Landlord where there is common usage with other tenant(s) such additional rent shall be allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord. Landlord elects as of the Commencement Date to perform the foregoing maintenance obligations under this Section 10(a) at Tenant's cost and shall provide Tenant with a minimum of sixty (60) days advance notice prior to rescinding such election and returning the implementation of such responsibility to Tenant. Notwithstanding such election as of the Commencement Date by Landlord, Landlord shall not be liable to Tenant for the failure to provide any such maintenance obligation, nor shall such failure provide Tenant with any remedy under this Lease, until such time as Landlord has received written notice from Tenant detailing such failure and reasonable opportunity perform such obligation, or transfer such obligation to Tenant as permitted under this Section, following receipt of such notice.

(b) At Landlord's election, Tenant shall maintain a service contract for the maintenance of all heating, air conditioning, and ventilation equipment servicing the Premises with a licensed repair and maintenance contractor approved by Landlord. The contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease.

(c) If at any time during the Term, including renewals or extensions thereof, Tenant fails to maintain the Premises, make any repairs or replacements as required by this Section, or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be. Any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

(d) Tenant waives the provisions of Civil Code 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

(e) Subject to reimbursement pursuant to Section 5(e), Landlord shall maintain the Common Areas, Building foundation, the exterior wall structure, and the roof of the Premises, load-bearing portions of interior walls of the Building, (excluding wall coverings, painting, glass, and doors) and subsurface plumbing repairs (but with respect to subsurface plumbing repairs, only to the extent caused by construction defects). Except as set forth in Exhibit C, Landlord will not be required to make any, and Tenant shall be responsible for the cost of, any repair resulting from: any Alteration or modification to the Building or to mechanical equipment within the Building performed by, for, or because of Tenant or to special equipment or systems installed by, for, or because of Tenant; the installation, use, or operation of Tenant's property, fixtures, and equipment;

the moving of Tenant's property in or out of the Building or in and about the Premises; Tenant's use or occupancy of the Premises in violation of Section 6 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease; the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees, or contractors; fire and other casualty, except as provided by Section 19 of this Lease; or condemnation, except as provided in Section 20 of this Lease. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. Tenant waives any right to repair at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect.

(f) Subject to reimbursement pursuant to Section 5(e), Landlord shall keep and maintain the Common Areas exterior of the Building and all grounds and landscaping in good condition, and repair (collectively, Exterior Maintenance). To the extent not included in Operating Expenses, upon Landlord's election, within ten (10) days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all extraordinary costs incurred by Landlord in such Exterior Maintenance which repair or maintenance arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents.

Section 11. Alterations.

(a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, Alterations), without Landlord's prior consent, which shall not be unreasonably withheld. Consent, however, may be conditioned on the receipt by, and approval of, Landlord of a set of plans and specifications for the alterations no later than thirty (30) days prior to the scheduled construction of the alterations as well as the use by Tenant of a contractor or contractors approved by Landlord. Landlord may withhold approval of any contractor which does not meet the qualifications requirements of any Landlord lender; including the requirement that such contractor employ union labor in accordance with the Labor Covenant (contained in Exhibit S). The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect operating systems or the structure of the Premises shall not constitute Alterations. All Alterations and any furnishings, fixtures, equipment, or decorative improvements remaining on the Premises after the termination or earlier expiration of this Lease shall immediately become Landlord's property and, at the termination or earlier expiration of this Lease, shall remain on the Premises without compensation to Tenant. Provided Landlord identifies such Alterations for possible removal at the time of Landlord's initial approval for installation, and further provided Landlord subsequently elects by notice to Tenant to have Tenant remove same at the end of the Term, then Tenant shall cause such removal and/or restoration to be done at Tenant's sole cost and expense and Tenant shall restore the portions of the Premises subject to such removal to the condition of as of the Commencement Date of this Lease. If Landlord requires Tenant to remove any Alterations and any furnishings, fixtures, equipment, or decorative improvements and Tenant fails to cause such removal and/or restoration on or prior to the termination or other earlier expiration of this Lease, such failure shall be deemed a holdover under Section 13(b) of this Lease, and in addition to any other damages owing Landlord under this Section, Tenant shall owe Holdover Rent (as hereinafter defined) for each and every day of such failure. All improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease, shall be performed in accordance with all applicable laws and at Tenant's sole expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease. The foregoing notwithstanding, nothing in this Section 11 shall require Tenant to remove the initial Tenant Improvements installed by Tenant in accordance with the Approved Tenant Improvement Drawings as set forth in Exhibit C.

(b) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, and before any work of any kind or nature is commenced on the construction of Alterations, Tenant shall procure and deliver to Landlord a completion bond and a payment bond, both in form and substance satisfactory to Landlord, issued by reputable surety corporations or bonding corporations qualified to do business in California, guaranteeing or otherwise assuring Landlord that the construction of the Alterations will proceed to completion with due diligence, that the reconstruction, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the construction of the Alterations.

(c) At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations. It shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises by or on behalf of Tenant. In the event that Tenant fails to provide Landlord with the notice required by this Section 11(c), Landlord shall have the right to cause the cessation of such construction and shall have the further right to file notices of cessation and/or completion, so as to allow the Premises to be protected from mechanics' liens.

(d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenant's, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant. Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a bond assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges and shall have the lien released or judgment satisfied at Tenant's sole expense. If, within ten (10) days of the filing of any such lien, Tenant fails to pay or provide to Landlord a bond assuring that the lien or claimed lien will be paid, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or bond over such lien, and take such actions as are necessary to have the lien released and prevent a judgment against the Premises or Property, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of payment by Landlord until repayment by Tenant.

Section 12. Entry.

(a) Landlord and its agents may enter the Premises at any reasonable time upon reasonable notice to Tenant, or immediately in the case of an emergency, for the purpose of (i) inspecting the Premises; (ii) posting notices of nonresponsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Leased Premises to prospective purchasers, mortgagees, or during the last six months of the term to prospective tenant's; (v) making necessary alterations, additions, or repairs as required by this Lease or to otherwise perform Landlord's duties under this Lease; (vi) determining whether Tenant is complying with the terms of this Lease; (vii) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord, if required by the terms of this Lease; (viii) placing on the Leased Premises ordinary for sale signs or for lease signs; (ix) doing of other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease; and (x) responding to an emergency.

(b) Landlord shall have the right to use any means Landlord deems necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, nor shall such entry give rise to a claim for rent abatement.

Section 13. Surrender of Premises; Holding Over.

(a) Tenant agrees on the last day of the Term, or on the sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant and subject to Landlord's election under Section 11(a), if any), promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted), including, without limitation: all interior walls freshly painted or cleaned so that they appear freshly painted; all tile floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred, stained or non-conforming acoustical ceiling tiles replaced; all windows washed inside; the air conditioning and heating systems serviced by a reputable and licensed service firm, left in good operating condition and repair as so certified to by such firm; the plumbing, electrical, and lighting systems left in good order and repair, including replacement of any burned out, discolored, or broken light bulbs, ballasts, or lenses. If Tenant fails to surrender the Premises at the end of the Term or other sooner termination of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. No act of conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all existing subleases or operate as an assignment or attornment to Landlord of such subleases as Landlord may elect to retain. After the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operation in the State of California, to remove the cloud or encumbrance created by this Lease from the real property containing the Premises.

(b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be at sufferance only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay, for each month or portion thereof of such holdover, Monthly Rent in an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof thereafter (Holdover Rent) and such tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a tenancy at sufferance.

Section 14. Indemnity.

(a) Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant agrees to indemnify, defend, and hold Landlord, and Landlord's employees, agents, constituent parties, members, shareholders, directors, lenders, affiliates and contractors harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments, including, but not limited to, attorney fees and costs, arising by reason of any death, bodily injury, personal injury, or property damage resulting from: (i) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Term, (ii) act, work, or things done or permitted to be done or otherwise suffered, or any omission to act; in or about the Premises or Common Areas by Tenant or by any of Tenant's agents, subtenants, officers, directors, employees, contractors, licensees, or invitees,
(iii) the negligence or willful misconduct of Tenant or Tenant's agents, subtenants, employees, invitees, licensees, contractors, and subcontractors, wherever it occurs, or (iv) an Event of Default by Tenant. The provisions of this Section 14(a) shall survive the expiration or sooner termination of this Lease.

(b) Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause, other than Landlord's active gross negligence or willful misconduct, including, but not limited to, (i) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (ii) the failure, interruption, or installation of any fire sprinklers or alarms;
(iii) the loss or interruption of any utility service; (iv) the failure to furnish or delay in furnishing any utilities or services; (v) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (vi) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (vii) seepage, flooding, or other penetration of water into any portion of the Premises. The provisions of this Section 14(b) shall survive the expiration or sooner termination of this Lease.

Section 15. Insurance.

(a) Landlord agrees at all times during the Term and during any extension thereof, to purchase and keep in force policy(ies) of insurance covering: (i) loss or damage to the Premises by reason of fire (extended coverage), flood, systems breakdown and those perils included within the classification of all risks insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Premises as determined by insurance company appraisers or Landlord's insurance agent; (ii) Landlord's liability insurance; and (iii) rental income insurance in the amount of one hundred (100%) percent of up to twelve (12) months' Monthly Rent (plus sums paid during such period as additional rent), and (iv) such other coverages as Landlord deems in Landlord's reasonable discretion to be customary and necessary for the Building and Common Areas, including earthquake coverage or as may be required by Landlord's lender having a first lien on the Premises. Such coverage shall exclude routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under this Lease. Tenant agrees to pay Landlord as additional rent in accordance with Section 5(e) of this Lease Tenant's proportionate share of the cost of such insurance coverage which shall be allocated during the Term to the Premises by building square footage or other equitable basis as calculated and reasonably determined by Landlord. If such insurance cost is increased due to Tenant's particular use of the Premises, then Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for or with respect to the Premises, except for amounts specifically designated by the carrier as compensation for (i) tenant Alterations installed and paid for by Tenant; (ii) Tenant's furniture, fixtures, and equipment; or
(iii) Tenant's moving or relocation costs.

(b) At all times during the Lease Term and during any holdover period, Tenant, at its sole expense, shall procure and maintain the following types of insurance:

(i) General Liability and Workers' Compensation Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease a policy of workers' compensation insurance and a policy of commercial general liability insurance with Broad Form Liability, and cross-liability endorsements, insuring Landlord and Tenant against any liability arising out of the use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Landlord of not less than $3,000,000 per occurrence and $3,000,000 annually in the aggregate for all claims. Such policy shall insure performance by Tenant of the indemnity provisions of Section 14 hereof.

(ii) Insurance for Tenant's Personal Property, Fixtures and Equipment. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease an all risk insurance policy with a sprinkler damage endorsement for Tenant's personal property, inventory, alterations, fixtures, equipment, plate glass, and any Tenant non-standard leasehold improvements located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing coverage for risk of direct physical loss or damage, including sprinkler leakage, vandalism, and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, Alterations, fixtures, equipment, and leasehold improvements so insured. Provided such proceeds are applied as set forth in this Section 15(b)(ii), any insurance proceeds received by Tenant under such policy shall be the sole property of Tenant, and Landlord shall have no rights thereto.

(c) Each policy of insurance required to be carried by Tenant shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A-, or a higher rating if required by a lender having the first lien on the Premises, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a certificate for each insurance policy to Landlord with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord, to the extent obtainable, shall provide that any loss shall be payable notwithstanding any act or negligence of Landlord or any of Landlord's agents, employees, or contractors that might otherwise result in forfeiture of insurance, shall contain a cross liability endorsement, and shall contain a severability clause. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant. Each policy of insurance required to be carried by Landlord shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A-, or a alternate rating required by a lender having the first lien on the Premises.

(d) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, subtenants, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, subtenants, contractors, or subcontractors and not at the expense of Landlord.

(e) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section 15. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed.

(f) The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage. However, neither party shall be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the damaged party from such insurance. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

Section 16. Trade Fixtures.

(a) Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively, Trade Fixtures). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon. Tenant shall not in any case remove as Trade Fixtures or otherwise, any equipment which includes any integral portion of the Building mechanical, electrical or plumbing systems.

(b) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

Section 17. Communications Cables.

Regardless of any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

(a) Cabling and Equipment. Tenant will be responsible, at Tenant's sole cost, for the installation, maintenance, and repair of all telecommunication cabling, wiring, and risers running throughout the Premises, together with all of Tenant's telephones, telecopiers, computers, telephone switching, telephone panels, and related equipment. Tenant agrees to install, maintain, and repair the telecommunication cabling, wiring, and risers running throughout the Premises in a good and proper manner.

(b) Right of Entry. In addition to Landlord's other rights of entry under this Lease, Landlord may enter the Leased Premises after advance reasonable notice to inspect the telecommunication cabling, wiring, and risers to assure that the installation, maintenance, and repair are being performed in a good and proper manner.

(c) Designated Provider. Tenant has informed Landlord that Tenant plans to utilize its own personnel in the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers within the Premises. Tenant represents, warrants, and covenants that such personnel are and at all times shall be qualified to conduct such installation, maintenance, and repair of the telecommunication cabling, wiring, and risers. In the event that Landlord in its reasonable opinion determines that the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers by Tenant's personnel creates a significant risk of adversely effecting the telecommunication cabling, wiring, and risers running through the portion of the Building not occupied by Tenant, Landlord may require and Tenant agrees to have the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers done by an independent contractor approved by Landlord.

(d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from Tenant's installation, repair, or maintenance of the telecommunication cabling, wiring, and risers, including, but not limited to, the costs of repair.

(e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives the right to claim that any interruption constitutes grounds for a claim of abatement of rent, of constructive eviction, or for termination of the Lease.

Section 18. Signs.

Tenant shall comply with any criteria as to signs in both applicable ordinances and in any covenants, conditions, and restrictions recorded prior to the date of this Lease. Subject thereto, Tenant may erect and maintain on the Premises and the Building a sign advertising Tenant's logo, subject to Landlord's reasonable approval, at Tenant's sole cost or expense, and utilizing no more than Tenant's Share of the available Building signage under local ordinances. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. If Tenant maintains any sign, awning, canopy, marquee, decoration, or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all times during this Lease. At the Termination Date, any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord and Tenant shall be liable to Landlord for the cost of such removal and destruction.

Section 19. Damage and Destruction.

(a) If, during the Term, the Premises or other improvements located thereon or therein are damaged or destroyed, whether partially or entirely, from any insured casualty, Landlord shall, within one hundred twenty (120) days after the discovery of such damage or destruction, commence to restore the Premises to substantially the same condition as prior to such casualty and, subject to the availability of necessary governmental permits to complete such restoration, prosecute same to diligent completion within two hundred seventy (270) days after Landlord commences to restore the Premises. Landlord's obligation shall not include repair or replacement of Tenant's equipment, furnishings, fixtures, personal property or nonstandard tenant improvements. Damage to or destruction of any portion of the building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before such casualty and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 120 day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after the expiration of such 120 day period, in which event this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, in the event that Landlord decides under this Section 19(a) or under Section 19(b) within one hundred twenty (120) days following the discovery of such damage or destruction, to demolish the Premises rather than rebuild it, Landlord may notify Tenant in writing within such 120-day period of such election, in which event the Lease will terminate as of the date of such notice to Tenant. In the event Landlord fails to complete restoration of the Premises as provided in Sections 19(a) or 19(b) within the 270 day period specified, Tenant may terminate this Lease by giving written notice to the Landlord within thirty (30) days after the expiration of such 270 day period, in which event this Lease shall terminate as of the date of such notice.

(b) If the Premises are damaged or destroyed in whole or in part by any uninsured or under insured casualty, Landlord may within one hundred twenty
(120) days following the date of discovery of damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and, subject to the availability of necessary governmental permits to complete such restoration, prosecute the same diligently to completion within two hundred seventy (270) days after Landlord commences to restore the Premise, in which event this Lease shall continue in full force and effect; or (ii) within the 120 day period, Landlord may elect not to so restore the Premises. In either event, Landlord shall give Tenant written notice of its intention within one hundred twenty (120) days following such casualty.

(c) If any casualty occurs to the Premises during the last six (6) months of the initial Term or within the last six (6) months of any extension thereof so that Tenant's use or occupancy of the Premises is materially impaired, either party shall have the right to terminate this Lease within thirty (30) days following such casualty.

(d) In the event that a casualty not caused by Tenant or any of Tenant's employees, agents, contractors, officers, directors, invitees, or licensees, results in the material impairment of Tenant's use or occupancy of the Premises and this Lease is not terminated in accordance with the terms of this Section 19, the Monthly Rent otherwise payable by Tenant shall be abated from the date of such casualty until the Premises are substantially completed, based on the extent to which Tenant's use or occupancy of the Premises is materially impaired by such casualty. Except for the abatement of Monthly Rent, all other obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for any loss suffered by Tenant due to such Casualty or any restoration or repair work undertaken as herein provided.

(e) The provisions of California Civil Code 1932(2) and 1933(4), and any similar or successor statutes are hereby waived by Tenant and shall be inapplicable with respect to any damage or destruction of the Premises, such sections providing that a lease terminates on the destruction of the Premises unless Otherwise agreed between the parties to the contrary. The foregoing notwithstanding, any rights of Landlord's lender having a first lien on the Premises to any insurance proceeds referenced above shall supercede the use of such proceeds and Landlord's repair obligations as set forth in this Section 19.

Section 20. Condemnation.

(a) If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

(b) If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking, or if the Premises should become unsuitable or inadequate for those purposes by reason of the taking of any other property adjacent to or over the Premises pursuant to any condemnation proceeding, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving ten (10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if the number of square feet of floor area in the portion remaining after the taking is less than fifty percent (50%) of the number of square feet of floor area at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease on ten (10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises.

(c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Monthly Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

(d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion specifically allocable by the condemning authority, if any, to (i) tenant Alterations installed and paid for by Tenant;
(ii) Tenant's furniture, fixtures, and equipment; or (iii) Tenant's moving or relocation costs. The foregoing notwithstanding, any rights of Landlord's lender having a first lien on the Premises to any condemnation award referenced above shall supercede the use of such proceeds and any rights to that award, if any, granted under this Section 20.

Section 21. Assignment and Subletting.

(a) Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise), shall not sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, shall not mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner and shall not materially amend or modify an assignment, sublease, or other Transfer that has been previously approved by Landlord (each an Transfer) without the prior written consent of Landlord which shall not be unreasonably withheld. If Tenant is a corporation, a partnership, or a limited liability company, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof (other than stock transfers to or within the general public if, during the Lease Term, Tenant is or becomes a publicly traded company on a nationally recognized exchange) or partnership interests in Tenant, or ownership interests in Tenant, as the case may be, shall constitute a Transfer hereunder for which such consent is required. Further, Tenant shall not Transfer this Lease to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void, and, at the option of Landlord, shall terminate this Lease. Notwithstanding anything to the contrary contained in this Section, provided the use of the Premises does not change and Tenant fully complies with the remaining provisions of this Section, including but not limited to subsection (f) below, Tenant may Transfer this Lease without first obtaining Landlord's consent (a Permitted Transfer) to a corporation, limited liability company, or other entity which results from a merger, consolidation, reorganization, or asset sale with Tenant in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumed, or is deemed by law to be liable for, all of the liabilities of Tenant, and (C) has after such merger, consolidation, reorganization, or asset sale a net worth not less than the greater of Tenant's net worth as of the date of this Lease or Tenant's net worth immediately preceding such merger, consolidation, or other reorganization.

(b) In the event that Tenant should desire to Transfer this Lease, Tenant shall provide Landlord with written notice of such desire at least sixty (60) days in advance of the effective date of such Transfer. Such notice shall include (i) the name and legal composition of the proposed sublessee or assignee; (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises; (iii) the terms and conditions of the proposed Transfer; (iv) a current financial statement of the proposed sublessee or assignee, financial statements of proposed sublessee or assignee coveting the preceding three (3) years, if they exist, and, if available, an audited financial statement of the proposed sublessee or assignee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which are to be prepared in accordance with generally accepted accounting principles; (v) a statement of all consideration to be given on account of the Transfer, (vi) any other reasonable information that Landlord requests reasonably required to evaluate the ability of the transferee to comply with the terms this Lease; and a processing fee of Five Hundred Dollars ($500). At any time within thirty (30) days following receipt of Tenant's notice, Landlord may by written notice to Tenant elect to (i) in Landlord's sole and absolute discretion, if the requested Transfer is for fifty percent (50%) or more of the rentable square footage of the Premises for the majority of the remainder of the Lease Term, terminate this Lease as to the space affected as of the effective date of the proposed Transfer; (ii) consent to the proposed subletting of the Premises or assignment of this Lease; or (iii) disapprove of the proposed Transfer. If Landlord does not elect to terminate this Lease, however, Landlord shall not unreasonably withhold its consent to a proposed Transfer if Tenant is not in default under this Lease at the time Tenant requests such consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if, in Landlord's reasonable judgment, the net worth of the proposed subtenant or assignee does not equal or exceed the Tenant's net worth at the time this Lease is signed; (ii) in Landlord's reasonable judgment, the business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord; (iii) the proposed subtenant or assignee shall be a prospective tenant (with whom Landlord has received or delivered a written proposal within the last six months) or a then existing tenant of Landlord; (iv) the use proposed by the proposed subtenant or assignee will violate any lease or agreement to which Landlord is a party or introduce undesirable Hazardous; Materials to the Property; (v) the proposed subtenant or assignee does not meet the qualifications applied by Landlord's lender having a first lien on the Premises; (vi) or the proposed subtenant or assignee is a governmental agency, maintains the power of eminent domain or is exempt from the payment of ad valorem or other taxes which would prohibit Landlord form collecting any amounts otherwise payable under this Lease; (vi) the Guarantor (if any) refuses to affirm the Guaranty for the tenancy of the proposed subtenant or assignee. In any event, Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above.

(c) Landlord and Tenant agree that fifty percent (50%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant as a result of any Transfer, in excess of the aggregate of (i) the Monthly Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease); (ii) any leasing commissions paid by Tenant in connection with the entry by it into the Transfer amortized over the remaining months of the Lease Term and (iii) Tenant's Cost (defined in Exhibit C) over the Allowance for construction of the Improvements amortized over the remaining months of the Term, shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Landlord's share of such excess rent or other consideration shall be paid monthly by the subtenant or assignee directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

(d) Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant for rent and performance of all other obligations to be performed by Tenant hereunder. Acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further Transfers. In the event of default by any assignee or successor of Tenant in performing any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

(e) Tenant shall pay to Landlord, as an additional rent, all out of pocket and actual costs and reasonable attorney fees (not to exceed $2,500) incurred by Landlord (or imposed on Landlord by its lender having a first lien on the Premises) in connection with the evaluation, processing, or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's costs shall include the cost of any review or investigation performed by Landlord or on behalf of Landlord of: (i) any Hazardous Materials used, stored, released, or disposed of by the proposed subtenant or assignee, or (ii) violations of any Environmental Law by the Tenant or the proposed subtenant or assignee.

(f) In order for any Transfer to be binding on Landlord, including any Permitted Transfer, Tenant shall deliver to Landlord, promptly after execution thereof an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume the obligations of Tenant under this Lease and executed original affirmation of the Guaranty (if any) whereby the Guarantor expressly affirms the continuing guaranty of the obligations of the Tenant and subtenant or assignee under the Lease. Any Transfer approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer and affirmation of Guaranty (if any) in form and substance reasonably satisfactory to Landlord.

(g) Any attempted Transfer without Landlord's consent shall constitute an Event of Default. Landlord's consent to any one Transfer shall not constitute a waiver of the provision of Section 21 as to any subsequent Transfer or a consent to any subsequent Transfer. Tenant hereby waives any right to terminate this Lease from the failure of Landlord to provide reasonable consent to any proposed subtenant or assignee under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect, waives any and all actual, consequential or punitive damages resulting from any such failure and agrees that Tenant's sole remedy in such event of such failure shall be the remedy of specific performance.

Section 22. Default.

Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an Event of Default):

(a) The failure by Tenant to pay any amount in full when it is due under the Lease;

(b) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

(c) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned on Tenant's promptly commencing to cure within the ten (10) day period and thereafter completing the cure within sixty (60) days after Landlord demands in writing that Tenant cure the failure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

(d) Any of the following: a general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

(e) Any of the following: the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within thirty
(30) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt or for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless the petition is dismissed within thirty (30) days; or

(f) The abandonment of the Premises by Tenant.

(g) Tenant's failure to timely provide a requested Estoppel Certificate pursuant to Section 27 or Subordination, Attornment and Non-Disturbance agreement under
Section 38.

(h) Any failure of Guarantor to timely perform the obligations of Guarantor under the Guaranty, if any.

Section 23. Remedies.

Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

(a) Terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of:

(i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of the award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;
(iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of the award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;
(iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure, including, without limitation, the costs and expenses incurred by Landlord for:

(A) retaking possession of the Premises;

(B) cleaning and making repairs and alterations (including installation of standard leasehold improvements for the uses permitted under this Lease, whether or not the same shall be funded by a reduction of rent, direct payment, or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting, with any tenant improvements necessary to prepare the Premises for reletting being amortized over the life of such improvements and charged to Tenant based on the then remainder of the Term hereof;

(C) removing, transporting and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property);

(D) reletting the Premises, including, without limitation, brokerage commissions, advertising costs, and attorney fees;

(E) attorney fees, expert witness fees and court costs in terminating this Lease and enforcing Landlord's rights thereunder;

(F) any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G) costs of carrying the Premises, such as repairs, maintenance, taxes, insurance premiums, utilities, and security precautions, if any; and

(v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

As used in clauses (i) and (ii) of Section 23(a), the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). As used in this Section, the term rent shall include Monthly Rent and any other payments required by Tenant under this Lease.

(b) Continue this Lease pursuant to the remedy described in California Civil Code Section 1951.4 (Lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due if lessee has rights to sublet or assign subject only to reasonable limitations). In such event Landlord may without terminating this Lease,

(i) recover all rent and other amounts payable as they become due; or

(ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

(c) Re-enter the Premises, with or without terminating this Lease, and to remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

(d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

(e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including, without limitation, finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

(f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However, Landlord shall by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

(g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

(h) Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred on or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.

Section 24. Late Charge.

Tenant acknowledges that Tenant's failure to pay any installment of Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering

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

into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, extraordinary interest charges, penalties, collection costs, attorney and accountant fees, and the like. Accordingly, if any installment of Rent, or any other amount due under the Lease is not received by Landlord as and when due, then Tenant shall pay to Landlord an amount equal to ten percent (10%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant (the Late Charge).

Section 25. Default Interest.

All Rent and other amounts payable by Tenant to Landlord hereunder, if not received by Landlord when and as due, shall bear interest from the due date until paid at the maximum rate permitted by law. Interest due pursuant to this Section shall be in addition to and not in lieu of late fees owing under Section 24 hereof. Acceptance of any late charge or interest payment shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law, or in equity.

Section 26. Waiver.

Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

Section 27. Estoppel Certificates.

At any time, with at least ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate, in the form prescribed by Landlord, certifying:

(a) the Commencement Date, the occupancy date, and the Term;
(b) the amount of the Monthly Rent;
(c) the dates to which rent and other charges have been paid;
(d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification;
(e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults shall be specified in the certificate, and Tenant shall certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice, or both, would constitute an Event of Default under this Lease (to the extent that none exist);
(f) that no default of Landlord is claimed by Tenant, except, if any, those defaults shall be specified in the certificate; and
(g) other matters as may be reasonably requested by Landlord.

Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it. Tenant's failure to execute and deliver a completed Estoppel Certificate within ten (10) days of Landlord's request therefore shall constitute an Event of Default hereunder.

Section 28. Attorney Fees. If as a result of any breach or default or alleged breach or alleged default on the part of Tenant under this Lease, Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorney fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted, unless such breach or default or alleged breach or alleged default results in a judgment in favor of Tenant. If any action at law or in equity or any other proceeding is brought to recover any rent or other sums under this Lease, or for or on account of any breach or alleged breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs its actual attorney fees and other costs incurred in that action or proceeding, including, but not limited to, expert expenses, in addition to any other relief to which they may be entitled. The prevailing party shall include, without limitation, (a) a party

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who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or (c) the party determined to be the prevailing party by a court of law. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault, or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorney fees and costs.

Section 29. Security for Tenant's Performance.

(a) Security Deposit. Tenant agrees that, on or before the execution of this Lease, Tenant shall deposit with Landlord the amount of Fifty Thousand Two Hundred Sixty-Two Dollars ($50,262), which amount shall be held by Landlord as security for the full and faithful performance of all of Tenant's covenants and obligations under this Lease (as the same may be further increased pursuant to Section 29(b)), (the Security Deposit), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Upon the occurrence of any default by Tenant hereunder, Landlord may (but shall not be required to), from time to time and without prejudice to any other remedy provided by this Lease or by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments or liability caused by such default or to compensate Landlord for any other loss, damage, liability, or expense which Landlord may suffer by reason of Tenant's default. Tenant shall within ten (10) days after written demand therefor pay to Landlord the amount that was applied in order to restore the Security Deposit to the amount held by Landlord prior to the application (as such amount may be increased by Section 29(a) below). Tenant's failure to so restore the Security Deposit shall constitute an event of default under this Lease on the part of Tenant. Although the Security Deposit shall be deemed the property of Landlord, if Tenant fully and faithfully performs and observes every provision of this Lease to be performed and observed by Tenant, the Security Deposit, or any then unused balance thereof, shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) after the expiration of the Term and after Tenant has vacated and surrendered the Premises in accordance with the terms hereof. Tenant shall not have the right to apply this Security Deposit or any part thereof toward the payment of any Rent or sums due hereunder. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the unused balance of said Deposit to Landlord's successor-in-interest whereupon Tenant hereby agrees to release Landlord from liability for the return of such Deposit provided such successor-in-interest agrees to return the Security Deposit to Tenant in accordance with the terms hereof. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord nor pay Tenant any interest thereon.

(b) Letter of Credit. Tenant agrees that, on or before the execution of this Lease, Tenant shall deposit with Landlord and maintain throughout the Lease Term (except as provided below) a Four Hundred Thousand Dollar ($400,000) irrevocable letter of credit in form and substance and issued by a bank reasonably acceptable to Landlord and Landlord's lender and naming Landlord (and, if required, Landlord's lender holding the first lien against the Property) as beneficiary (the "Letter of Credit"). The Letter of Credit will secure the full and faithful performance of each provision of this Lease to be performed by Tenant. If Tenant fails to perform any of Tenant's obligations under this Lease, Landlord shall have the absolute right to draw down the full amount of the Letter of Credit on Landlord's sworn statement of any Tenant Event of Default. The draw down shall be added to and increase the amount of the Security Deposit retained by Landlord and thereafter required under Section 29(a) above. If Landlord does apply the Security Deposit, as increased by the Letter of Credit amount, Tenant must within ten (10) days written demand replenish the Security Deposit to the combined sum of the amount of the Letter of Credit and the Security Deposit as required under 29(a). Following the third anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, the face amount of the letter of credit may be reduced by One Hundred Thousand Dollars ($100,000) upon Tenant's written request, provided such request confirms to Landlord in Landlord's reasonable discretion, with such evidence as Landlord may reasonably require, that: (i) The Letter of Credit is in full force and effect and has not been drawn upon by Landlord; (ii) No Event of Default has occurred under the Lease nor has there occurred any event or omission which with the passage of time would constitute an Event of Default; (iii) Tenant has experienced a minimum of three (3) consecutive quarters in which the net income per quarter exceeds the annual rent due hereunder. As used in this Section Net Income shall mean the gross revenues and income of Tenant, exclusive of any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, less the aggregate for Tenant during such period of: (a) operating expenses, (b) taxes, (c) depreciation and amortization of payments and (d) any other items that are treated as expenses under GAAP, all determined in accordance with GAAP consistently applied on a consolidated basis, after eliminating all inter-company items.

Section 30. Authority. If Tenant is a corporation, trust, limited liability company, or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity. If Tenant is a corporation, limited liability company, trust, or partnership, Tenant shall, prior to the execution of this Lease, deliver to Landlord evidence of that authority and evidence of due formation, all satisfactory to Landlord. If Tenant is a partnership, Tenant shall furnish Landlord with a copy of Tenant's partnership agreement and with a certificate from Tenant's attorney, stating that the partnership agreement constitutes a correct copy of the existing partnership agreement of Tenant. Tenant agrees that it shall in a timely manner obtain all corporate and other approvals necessary to allow it to execute this Lease and carry out Tenant's obligations hereunder.

Section 31. Notices. Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, three days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as set forth above in the Summary of Terms. Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

Section 32. Heirs and Successors. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

Section 33. Partial Invalidity. Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

Section 34. Entire Agreement. This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

Section 35. Time of Essence. Time is of the essence in this Lease.

Section 36. Amounts Deemed Rent. All monetary obligations of Tenant to Landlord under the Lease, including, but not limited to, the Monthly Rent and any amounts deemed additional rent hereunder shall be deemed rent.

Section 37. Amendments. This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

Section 38. Subordination, Nondisturbance and Attornment.

(a) This Lease and the rights of Tenant hereunder are subject and subordinate to any ground or underlying lease and the lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Premises and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations, and replacements thereof. Upon execution of this Lease, as a pre-condition to Landlord's execution and delivery of this Lease, Tenant shall execute the

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

Subordination, Attornment and Non-Disturbance Agreement in favor of Landlord's lender having a first lien on the Premises attached as Exhibit S.

(b) Tenant agrees that any ground or underlying lessor or lender may at its option, unilaterally elect to subordinate in whole or in part, such ground or underlying lease or the lien of such mortgage or deed of trust to this Lease. With at least ten (10) days' prior notice by Landlord Tenant agrees to execute, acknowledge, and deliver to Landlord upon demand any and all instruments required by Landlord or any such ground or underlying lessor or lender evidencing the subordination, attornment or priority of this Lease, as the case may be, provided such instrument contains the standard non-disturbance and attornment provisions acknowledging Tenant's interest in this Lease customarily provided by such lessor or lender. Tenant's failure to so execute, acknowledge, and deliver such instruments within ten (10) days after written request therefor shall constitute an Event of Default hereunder.

(c) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any agreement(s) placed upon the Property and the real property owned by Landlord and adjacent to the Property and any amendments, additions or supplements thereto, which provides for reciprocal easements and/or covenants, conditions and restrictions pertaining to the common areas located on the Property and the adjacent real property, which agreements shall not materially interfere with Tenant's rights and use of the Premises under this Lease or with Tenant's access to the Premises (collectively "REA"). If a conflict between any such REA and this Lease occurs, the provisions of the REA shall prevail provided that the REA is recorded in the Official Records of the County of San Mateo and is binding upon any such adjacent real property as well as the Property.

Section 39. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

Section 40. Options To Extend Term.

(a) Tenant shall have one option (the Extension Option) to extend the Term for three (3) years for the entire Premises by giving Landlord prior written notice of Tenant's election to exercise this option not less than two hundred ten (210) days before the expiration of the Term as the same may have been extended. However, if there exists an uncured default on Tenant's part either at the time of the exercise of any Extension Option or at the time that any Option Period would commence, Landlord may cancel Tenant's exercise of such Extension Option, in which case the Extension Option shall be of no further force or effect and all subsequent Extension Options shall be deemed canceled. Each Extension Option shall be on all the same terms of this Lease provided that the Monthly Rent for each such Option Period shall be increased in accordance with Section 42 of this Lease.

(b) The Extension Option is personal to the named tenant herein and any Transfer of such tenant's interest in the Lease (other than a Permitted Transfer), whether or not consented to by Landlord, shall cause such Extension Option to terminate and be of no further force or effect.

Section 41. Right of Relocation. Intentionally Deleted.

Section 42. Determination of Monthly Rent for Extension Option. For purposes of
Section 41(a), Monthly Rent shall be determined as follows:

(a) Parties shall have until the later to occur of (i) fifteen (15) days from the receipt by Landlord of Tenant's notice electing to exercise an Extension Option, or (ii) one hundred ninety-five days prior to the expiration of the initial Lease Term to agree on the Monthly Rent for the Option Period which shall in any case no less than the previous Monthly Rental due for the last year of the expiring Lease Term. If the parties agree on the Monthly Rent for the Option Period, by such date, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period and memorializing the extension of the Term in accordance with Section 41 hereof.

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

(b) If the parties are unable to agree upon the Monthly Rent for the Option Period in accordance with Section 42(a), then within fourteen (14) days after the parties fail to agree on the Monthly Rent for the Option Period, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in San Mateo County, to determine the Monthly Rent for the Option Period, and shall deliver to said appraiser as well as the other party, such party's proposal for the Monthly Rent for the Option Period. If a party does not appoint an appraiser within said fourteen (14) day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Monthly Rent for the Option Period. If an appraiser is appointed by each of the parties as provided in this section, they shall meet promptly and attempt to set the Monthly Rent for the Option Period, by agreeing on which party's proposal most closely reflects the Fair Market Rental Value of the Premises for the Option Period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the two appraisers shall within ten (10) days following the end of such thirty-day period chose a third appraiser or if the two appraisers cannot agree on a third appraiser within such ten-day period, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then Presiding Judge of the San Mateo County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this section. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party during the prior three years. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period. The party whose proposal is not selected shall bear the cost of appointing the third appraiser together with such third appraiser's fee. As used herein, Fair Market Rental Value shall mean the then prevailing annual rental rate per square foot of rentable area for office space in comparable buildings and with comparable tenant improvements, in the mid- San Francisco peninsula, San Mateo County area, for the renewal of tenant designed premises which have been recently improved for tenant occupancy similar to the Premises, comparable in area and location to the space for which such rental rate is being determined (to the extent that quoted rental rates vary with regard to location), being leased for a duration comparable to the term for which such space is being leased and taking into consideration rental concessions and abatements, tenant improvement allowances, and renewal commissions, if any, being offered by Landlord, the present condition of the space, operating expenses and taxes, other adjustments to basic rent and other comparable factors to lease renewal, but excluding any adjustments for brokerage commissions, pre-occupancy construction period rent allowances, moving allowances or other concessions offered in the market for new space leases.

(c) After the appraisers determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period, the appraisers shall immediately notify the parties and the parties of their findings and the parties shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period, which in any case shall be no less than the previous Monthly Rental due for the last year of the expiring Lease Term, and which amendment shall memorialize the extension of the Term in accordance with Section 41 hereof.

Section 43. Improvements. Prior to the Commencement Date, Landlord shall provide to Tenant, at Landlord's cost, a completed building shell including restrooms, demising wall, common lobby/entrance, HVAC system stubbed to the Premises (but not distributed) and roof screens as more particularly shown in attached Exhibit C-1 (the "Base Building Improvements"). Pursuant to Exhibit C hereto, Tenant shall construct Tenant Improvements (as defined in Exhibit C) for the Premises at Tenant's cost. Landlord shall contribute a tenant improvement allowance (the "Allowance") to construct such Tenant Improvements in the amount of $372,370 to be applied toward all expenses associated with the construction, space planning, engineering, construction drawings, construction management, signage and other necessary permits directly associated with the Tenant Improvements. Under no circumstances shall the Allowance be used for Tenant's due diligence review of the Premises (or this Lease) nor the design, acquisition or planning costs of Tenant's personal property, furniture, trade fixtures or equipment.

Section 44. Environmental Provisions.

(a) Definitions. As used in this Section, the following terms have the following definitions:

"Access Agreement" means that Access Agreement dated as of April 29, 1997 between R&H and Landlord, a copy of which is attached hereto as Exhibit I-2

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

"Agencies" means any federal, state, or local governmental authorities, agencies, or other administrative bodies with jurisdiction over Landlord, Tenant or the Premises or the Property.

"Costs" shall have the same definition as the word "Costs" as set forth in
Section 9.1(a) of the R&H Indemnity (defined herein).

"Environmental Documents" means the studies, tests and reports listed in Exhibit I.

"Environmental Laws" means any federal, state, or local environmental, health, or safety-related laws, regulations, standards, court decisions, ordinances, rules, codes, orders, decrees, directives, guidelines, permits, or permit conditions, currently existing and as amended, enacted, issued, or adopted in the future that are or become applicable to Tenant or the Premises.

"Existing Environmental Conditions" means the presence of Hazardous Materials at, on, in, under or from the Property (including in soil, surface, or groundwater) on or before the date on which this Lease is signed, including without limitation the conditions disclosed in the reports set forth in the Environmental Documents.

"Hazardous Materials" shall have the same definition as the word term "Hazardous Materials" as set forth in Section 9.1(b) of the R&H Indemnity.

"Remediation Order" means California Regional Water Quality Control Board ("CRWQCB") Order No. 93-004 and any amendments thereto.

"Remediation Work" means all environmental activities necessary in order for R&H (or any other responsible party other than Tenant) to comply with the Remediation Order and any subsequent order of any governmental agency respecting the Existing Environmental Conditions which may include the removal of contaminated soil, groundwater and installation, operation, maintenance, repair, replacement and removal of wells, pumps, pipes, tanks and related facilities and equipment for testing and monitoring environmental contamination and effecting the correction, reduction or elimination of environmental contamination.

"R&H" means Rohm & Haas Company, prior owner of the Property and responsible party for the Remediation Work and R&H Indemnity.

"R&H Indemnity" means that certain assignable indemnification by R&H of Landlord with respect to Existing Environmental Conditions as set forth in Article IX of that certain Purchase and Sale Agreement executed between Landlord and R&H and dated February 10, 1997 (the "Purchase and Sale Agreement") a redacted copy of which is attached hereto and incorporated herein as Exhibit I-1. Landlord represents that, to the best of Landlord's knowledge, the R&H Indemnity is in full force and effect.

"Tenant's Parties" means Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, designees, or subtenants.

(b) Disclosure, Remediation and Indemnification Regarding Existing Conditions.

     (i) Environmental Disclosure. In accordance with Section 25359.7 of the California Health and Safety Code, Landlord hereby gives notice to Tenant (i) that releases of Hazardous Materials have come to be located on or beneath the Property and (ii) of the matters set forth in the Environmental Documents.

     (ii) Ongoing Remediation. Tenant acknowledges that the Remediation Work is being conducted on the Property and Landlord represents, warrants, and agrees that the Remediation Work will be conducted at no direct cost to Tenant during the Lease Term, and that no part of the direct or indirect costs of such Remediation Work shall be reimbursed by Tenant to Landlord or any other person under this Lease or otherwise. All parties conducting the Remediation Work shall have the right to use the Property for the purposes of performing the Remediation Work pursuant to the terms and conditions of the Purchase and Sale Agreement and the Access Agreement until the Remediation Work has been completed. Tenant shall not interfere with the conduct of the Remediation Work in a manner that is contrary to the rights of R&H under the Purchase and Sale Agreement and the Access Agreement.

     (iii) Assignment of R&H Indemnification. Pursuant to Section 9.2(b) thereto, Landlord hereby irrevocably assigns to Tenant, without in any way limiting the indemnity as it applies to Landlord and the Landlord Indemnitees, on a non-exclusive basis to the fullest extent possible, all rights provided under the R&H Indemnity, it being the intention of the parties that Tenant shall have rights to enforce the R&H Indemnity obligations as if Tenant were a direct party to the R&H Indemnity, provided, however, that in no event shall Tenant have any direct or indirect obligation or responsibility arising under or with respect to the R&H Indemnity or any agreement of which it is a part or to which it relates.

     (iv) Asbestos. Landlord represents that to the best of Landlord's knowledge, there was no asbestos used in construction of the Base Building Improvements and if asbestos is discovered in the Base Building Improvements, absent any Alterations conducted by Tenant to introduce asbestos to the Building, Landlord will be responsible for its removal in accordance with applicable laws and regulations at Landlord's sole cost and expense

(c) Environmental Compliance.

(i) Tenant and Tenant's Parties will not, at any time during the Term, cause or permit any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises, the Building, or the Project for any purpose, except as specifically approved in writing by Landlord ("Permitted Hazardous Materials"), as amended from time to time. A copy of the Permitted Hazardous Materials as of the date of this Lease is attached as Exhibit I-3. Any material change to the Permitted Hazardous Materials must be approved in advance in writing by Landlord, whose approval will not be unreasonably withheld, but may be conditioned upon Tenant providing additional security, guarantees, insurance, containment improvements and/or confirmation of the filing of any required or recommended permits or plans with applicable government authorities and compliance with any requirements contained therein. The foregoing notwithstanding, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, (exclusive of the Prohibited Known Contaminants defined herein) which products are of a type customarily found in offices and houses (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, and the like) on the Leased Premises provided that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises, the Building, the Property or the environment.

(ii) Tenant and Tenant's Parties will not, at any time during the Term, cause any Prohibited Known Contaminants listed in the Schedule of Prohibited Known Contaminants to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises or the Property for any purpose. A copy of the Prohibited Known Contaminants is attached as Exhibit I-3.

(iii) During the Term, Tenant will take reasonable steps to protect against intentional or negligent acts or omissions of third parties that might result directly or indirectly in the release, disposal, or other placement of Hazardous Materials on or under the Premises.

(iv) No asbestos-containing materials will be manufactured or installed for any purposes on or as part of the Premises, whether as part of Tenant's or Tenant's Parties' business operations or as tenant improvements, unless specifically identified on Exhibit G and approved in advance in writing by Landlord, whose approval will not be unreasonably withheld.

(v) Tenant will keep, operate, and maintain the Premises in compliance with all, and will not cause or permit the Premises to be in violation of any, Environmental Laws.

(vi) Neither Tenant nor any of Tenant's Parties will install or use any underground storage tanks on the Premises.

(e) Landlord's Right of Entry and Testing. Landlord and Landlord's representatives have the right, but not the obligation, at any reasonable time to enter onto and to inspect the Premises and to conduct reasonable testing, monitoring, sampling, digging, drilling, and analysis to determine if Hazardous Materials are present on, under, or about the Premises and to review and copy any documents, materials, data, inventories or notices or correspondence to or from private parties or governmental authorities directly related to the possible release of Hazardous Materials in, on or from the Premises (collectively, "Inspection"). If the Investigation indicates the presence of any environmental condition that occurred during the Term as a result of Tenant's or Tenant's Parties' activities, or failure to act where Tenant had a duty to act, in connection with the Premises, Tenant will reimburse Landlord for the cost of conducting the tests.

(f) Environmental Assessment. In the event Landlord has reasonable cause to believe Tenant is in violation of the provisions of this Section 44 during or upon expiration of the Lease Term, Landlord may require Tenant to retain a duly licensed environmental consultant acceptable to Landlord that will perform an environmental compliance audit of the Premises and Tenant's and Tenant's Parties' business activities and compliance with the provisions of Section 44. If the results of the environmental compliance audit indicate that Tenant is or may be in violation of Section 44, Tenant will be responsible for the cost of any testing required by Landlord. Tenant must promptly provide a copy of the report from the consultant to Landlord upon receipt, and upon request must promptly provide to Landlord a copy of all data, documents, and other information prepared or gathered in connection with the report. Tenant acknowledges that Tenant has been provided an adequate opportunity to conduct Tenant's own environmental investigation of the Premises with independent environmental experts and consultants.

(g) Notification.

(i) Tenant must give immediate written notice to Landlord of:

(A) any enforcement, remediation, or other regulatory action or order, taken or threatened, by any Agency regarding, or in connection with, the presence, release, or threat of release of any Hazardous Material on, under, about, or from the Premises resulting from Tenant's use of the Premises;

(B) all demands or claims made or threatened by any third party against Tenant or Tenant's Parties or the Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, about, or from the Premises or otherwise resulting from Tenant's use of the Premises;

(C) any significant spill, release, or discharge of a Hazardous Material on, under, about, or from the Premises, including, without limitation, any spill, release, or discharge required to be reported to any Agency under applicable Environmental Laws; and

(D) all incidents or matters where Tenant and Tenant's Parties are required to give notice to any Agency pursuant to applicable Environmental Laws.

(F) copies of all Hazardous Materials Business Plans, Hazardous Waste Management Plans, Chemical Hygiene Plans and any and all other plans or reports, and any and all required periodic or special updates to such reports, which Tenant is required to file with governmental agencies regulating Tenant's use of Hazardous Materials on the Premises.

(ii) Tenant must promptly provide to Landlord copies of all materials, reports, technical data, Agency inspection reports, notices and correspondence, and other information or documents relating to incidents or matters subject to notification under Section 44(g)(i). Also, Tenant must promptly furnish to Landlord copies of all permits, approvals, and registrations Tenant receives or submits with respect to Tenant's operations on the Premises, including, without limitation, installation permits, and closure permits.

(h) Remediation.
(i) If any Hazardous Materials are released or found on, under, or about the Premises arising out of Tenant's or Tenant's Parties' activities, or failure to act where Tenant had a duty to act, in connection with the Premises, Tenant must promptly take all actions, at Tenant's sole expense, necessary to investigate and remediate the release or presence of Hazardous Materials on, under, or about the Premises in accordance with Environmental Laws and the requirements of all Agencies. However, unless an emergency situation exists that requires immediate action, Landlord's written approval of these actions will first be obtained, and the approval will not be unreasonably withheld. Landlord's right of prior approval of these actions includes, but is not limited to, the selection of any environmental consultant to perform work on or related to the Premises, the scope of work, and sampling activities to be performed by the consultant before the report is final. Tenant will provide Landlord with at least three (3) business days' advance notice of any sampling, and upon request of Landlord, will split samples with Landlord. Tenant will also promptly provide Landlord with the results of any test, investigation, or inquiry conducted by or on behalf of Tenant or Tenant's Parties in connection with the presence or suspected presence of Hazardous Materials on, under, about, or from the Premises. Tenant must notify Landlord in advance and give Landlord the right to participate in any oral or written communications with regulatory agencies concerning environmental conditions on or arising from the Premises. Landlord has the right, but not the obligation, to assume control of any required remediation on the Premises at Tenant's expense if Tenant fails to notify Landlord and obtain Landlord's approvals as required under Section 44(h). Within thirty (30) days after Tenant's completion of any remediation of the Premises, Tenant must deliver to Landlord a letter from the applicable Agency stating that the remediation was undertaken in accordance with all applicable Environmental Laws and that any residual contamination remaining after the remediation does not pose a threat to human health or the environment.

(ii) If Tenant or Tenant's Parties have caused or permitted a release of Hazardous Materials that results in or threatens to result in Hazardous Materials becoming present on, under, or about the Premises, threatens public health or safety or the environment, or is in noncompliance with any applicable Environmental Laws or requirements of Section 44, Landlord may demand that Tenant promptly take action in accordance with Section 44(h)(i). If Tenant does not respond within thirty (30) days (unless there is an emergency, in which case Tenant must respond as soon as practicable, but not less than three (3) days), Landlord has the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate the release or noncompliance at Tenant's sole expense (provided Tenant may seek reimbursement under the R&H Indemnity or contribution from any other potentially responsible party) which sums will be immediately due and payable upon receipt of an invoice and will constitute additional rent under this Lease.

(j) Expiration and Termination Procedures. Upon expiration or termination of this Lease and upon the request of Landlord, Tenant will at Tenant's sole expense take all steps necessary to terminate, close, or transfer all environmental permits, licenses, and other approvals or authorizations for the Premises obtained by Tenant or for Tenant activities, equipment, or conditions on the Premises, in accordance with all Environmental Laws. Tenant will also obtain and provide to Landlord the written approval or verification of the satisfactory completion of the termination, closure, or transfer from each Agency with jurisdiction over the environmental permit, license, or other approval obtained by Tenant or for Tenant activities or equipment.

(k) Tenant's Indemnification of Landlord. Tenant will indemnify, protect, defend, and hold harmless Landlord and Landlord's partners, members, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively "Landlord Indemnitees") from all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising as a result of or in connection with Tenant's or Tenant's Parties' breach of any prohibition or provision of Section 44, or the presence of any Hazardous Materials on or under the Premises during the Term or any Hazardous Materials that migrate from the Premises to other properties, as a result of Tenant's or Tenant's Parties' activities, or failure to act where Tenant had a duty to act, on or in connection with the Premises. This obligation by Tenant to indemnify, protect, defend, and hold harmless Landlord Indemnitees includes, without limitation, costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any Hazardous Materials present on, under, or about the Premises as a result (directly or indirectly) of Tenant's or Tenant's Parties' activities, or failure to act where Tenant had a duty to act; the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; all foreseeable consequential damages; all reasonable damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; all reasonable sums paid in settlement of claims; reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. Neither the written consent of Landlord to the presence of Hazardous Materials on or under the Premises, nor the strict compliance by

Tenant with all Environmental Laws, will excuse Tenant from the indemnification obligation. This indemnity will survive the expiration or termination of this Lease. Further, if Landlord detects a deficiency in Tenant's performance under this indemnity and Tenant fails to correct the deficiency within ten (10) days after receipt of written notice from Landlord, Landlord has the right to join and participate in any legal proceedings or actions affecting the Premises that are initiated in connection with any Environmental Laws. However, if the correction of the deficiency takes longer than ten (10) business days, Landlord may join and participate if Tenant fails to commence corrective action within the ten (10) day period and after that diligently proceeds to correct the deficiency.

Section 45. Publicity. Tenant on behalf of itself and its agents and representatives expressly agrees that it is not authorized to announce this Lease or the terms and conditions contained therein to any third party without the prior written consent of Landlord.

Section 46. Easements. Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use or occupancy of the Premises. Tenant agrees to sign any of these documents immediately upon request of Landlord.

Section 47. Covenants and Conditions. Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

Section 48. Recordation. Upon request, Tenant shall execute, acknowledge, and record a memorandum of this Lease in form and substance reasonably satisfactory to Landlord.

Section 49. Transfer by Landlord. If Landlord transfers the Premises, Landlord shall be relieved of all liability for the performance of Landlord's obligations after the date of the transfer. However, any prepaid rent or security deposit held by Landlord at the time of the transfer shall be delivered to the transferee.

Section 50. Security Measures. Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of Tenant, Tenant's agents, subtenants, employees, invitees, and customers, and the property of Tenant and of Tenant's agents, subtenants, employees, invitees, and customers from acts of third parties.

Section 51. Brokers. Tenant represents and warrants to Landlord that no real estate broker, agent, or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for Tenant's Broker. Landlord shall be responsible for the payment of the commission or fee, if any, owed to Tenant's Broker pursuant to a separate fee agreement between Landlord's Broker and Tenant's Broker. Tenant shall pay the commission or fee of any other broker, agent, or finder acting for Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant other than Tenant's Broker and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent, or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorney fees.

Section 52. Liability of Landlord.

(a) Limitation of Landlord Liability. Any liability of Landlord to Tenant under this Lease (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the equity interest of Landlord and Landlord's successors in interest in and to the Building and Property. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages of any kind (including lost economic opportunities, lost profits, lost proceeds and similar types of damages), nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, unique or valuable documents, securities, instruments, electronics or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and office activities and functions, which may result from any default of the Lease by the Landlord or any action, omission, negligence or misconduct of the Landlord in connection with the Property. Whenever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, its lenders, the constituent partners, members, shareholders or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent partner, member, shareholder or other owner.

(b) Sale by Landlord. In the event of a sale or conveyance of the Building by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transferor is concerned, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee, of Landlord's interest in the Property, Landlord shall be released from any further responsibility or liability for such security.

Section 54. Parking. Tenant shall have the right to the non-exclusive use of Fifty-three (53) parking spaces in the parking lot outside of the Building and located on the Property ("Parking Lot"). There shall be no parking rental charged Tenant during the initial Lease Term, however, Landlord reserves the right to implement reasonable market rate charges thereafter. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all reasonable, uniform and non-discriminatory applicable laws and the rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory roles and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas to reconstruct or repair any portion thereof and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premise and without Landlord being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant's parking rights. Landlord may in its sole discretion, convert the Parking Lot to a reserved and/or controlled Parking Lot, or operate the Parking Lot (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility. If parking places are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible to insure that its employees park in the designed areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or contents thereof, in or about the Parking Lot. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing.

Section 55. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotions; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this section 55.

Section 56. Quite Enjoyment. Tenant, upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, and upon the prompt and timely payment of all sums due hereunder, shall have and quietly enjoy the Premises for the Term set forth herein, subject to all provisions of this Lease and all matters of record against the Property.

Section 57. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission to Tenant shall not be deemed an offer to lease. This Lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant, the Subordination, Attornment and Non-Disturbance Agreement attached as Exhibit S has been executed by Landlord's lender and delivered to Landlord, evidencing lender's consent to this Lease, and the Guaranty attached as Exhibit G has been fully executed by Guarantor

Section 53. Governing Law. This Lease shall be governed by and construed in accordance with California law.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD: Chestnut Bay, LLC, a California limited liability company


/s/ Michael Newbro
----------------------------------
Michael Newbro, President

TENANT: ImproveNet, Inc., a Delaware corporation

By:  /s/ [ILLEGIBLE]
    ------------------------------
Its:     President
    ------------------------------

By:  /s/ [ILLEGIBLE]
    ------------------------------
Its:     Chairman
    ------------------------------

                                                                       Exhibit A

                              PROPERTY DESCRIPTION

The land situated in the State of California, County of San Mateo, City of Redwood City described as Parcel 2 as shown on that certain map entitled "PARCEL MAP NO. 97-6, LYING ENTIRELY WITH THE CITY OF REDWOOD CITY, CALIFORNIA" filed in the office of the County Recorder of San Mateo County, State of California on December 10, 1997 in Book 70 of Parcel Maps at page(s) 17 and 18.

                                                                     EXHIBIT "C"

         WORK LETTER AND CONSTRUCTION AGREEMENT FOR INITIAL IMPROVEMENT
             THE WOODSIDE TECHNOLOGY CENTER, BUILDING 720, SUITE 200

This Work Letter and Construction Agreement for Initial Improvement of the Premises ("Work Letter") is attached to and incorporated within that certain Office/R&D Lease ("Lease") between Chestnut Bay LLC, a California limited liability company ("Landlord"), and ImproveNet, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

WHEREAS, the undersigned Landlord and Tenant have executed and delivered the Lease to which this Work Letter is attached, and into which this Work Letter is fully incorporated by reference;

WHEREAS, the Lease provides for the leasing of space (the "Premises") within 720 Bay Street, Redwood City, California (hereinafter referred to as the "Building");

WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises;

NOW, THEREFORE, in consideration of the foregoing recitals, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

Section 1. DEFINITIONS.

1.01. Defined Terms. Capitalized terms used in the Lease and this Work Letter shall have the same meanings ascribed to them in the Lease. Otherwise, the capitalized terms used in this Work Letter shall have the meaning ascribed to them at the point where defined.

1.02. "Base Building Improvements" shall mean the improvements to the Premises provided by Landlord, shown in Space A of page 2 of Exhibit C of the Base Building Plans.

1.03 "Base Building Plans" shall mean the improvements plan approved by Landlord and Tenant and attached hereto as Exhibit C for the construction and installation of the Base Building Improvements for the entire Building.

1.04 "Tenant Improvements" shall mean the improvements constructed and installed in the Premises by Tenant in accordance with the Tenant Improvement Working Drawings.

1.05 Intentionally deleted.

1.06 "Improvements" shall mean the combined Base Building Improvements and the Tenant Improvements.

1.07 "Punch List Items" shall mean minor details of construction or decoration or mechanical adjustments to the Base Building Improvements that do not materially interfere with Tenant's occupancy of the Premises for the construction by Tenant's Contractor of the Tenant Improvements.

1.08 "Tenant's Contractor" shall mean such contractor as Tenant designates and Landlord approves in writing, provided Landlord will not unreasonably withhold said approval.

1.09 "Tenant's Architect" shall mean API Design, Inc., Architectural Planning/Interior Design FF

1.10 "Allowance" shall mean the $372,370 amount set forth in Section 43 of the Lease representing Landlord's contribution toward the construction of the Tenant Improvements to be applied toward all expenses associated with the construction, space planning, engineering, construction drawings, construction management, signage and other necessary permits directly associated with the Tenant Improvements. Under no circumstances shall the Allowance be used for Tenant's due diligence review of the Premises (or this Lease) nor the design, acquisition or planning costs of Tenant's personal property, furniture, trade fixtures or equipment.

1.11 "Tenant Improvement Costs" shall mean the total cost of (i) the preparation of the Tenant Improvement Working Drawings, (ii) the construction and installation of the Tenant Improvements, and (iii) all other construction costs associated improving the Premises for Tenant's occupancy excluding the Base Building Improvements.

1.12 "Tenant Costs" shall mean the total of all Tenant Improvement Costs in excess of the Allowance.

1.13 "Landlord's Architect" shall mean Gerald Yates, AIA.

1.14 "Landlord's Contractor" shall mean South Bay Construction.

1.15 "Ready for Occupancy" shall mean when Landlord's Architect has furnished Landlord with a certificate that the Base Building Improvements work to be done by Landlord in the Premises has been substantially completed for purposes of Tenant's installation of the Tenant Improvements except for Punch List Work.

Section 2. DRAWINGS AND SPECIFICATIONS

2.01 Approval of Base Building Plans. The Base Building Plans attached hereto are hereby approved by the parties for construction by Landlord.

2.02 Tenant Improvement Working Drawings. Tenant will cause to be prepared and delivered to Landlord within ten (10) business days of the final execution of this Work Letter final plans and specifications and working drawings for the construction of the Tenant Improvements that will include structural, fire protection, life safety, mechanical and electrical working drawings, and final architectural drawings for the Improvements (collectively, Tenant Improvement Working Drawings). The Tenant Improvement Working Drawings will not adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the Base Building Improvements, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's premises in the Building. No later than five
(5) business days following Landlord's receipt thereof, Landlord shall either approve the Tenant Improvement Working Drawings or set forth in reasonable detail (which may be a mark-up of the plans) any changes necessary to bring the Tenant Improvement Working Drawings into substantial conformity with the Base Building Improvement Plans. Any structural modification to the Base Building Improvements required by the Tenant Improvement Working Drawings shall be identified by Landlord as a Change Order (defined herein). Landlord will not unreasonably object to any items in the Tenant Improvement Working Drawings necessitated by applicable law or City of Redwood City requirements, provided that any increased cost or delay resulting from such change, which would not be applicable to the Base Building Improvements except for the design of Tenant's Tenant Improvements, shall be a Tenant Cost and/or a Tenant Delay. Upon receipt of Landlord's comments, Tenant shall undertake such revisions as are reasonably feasible and prepare final Tenant Improvement Working Drawings. Tenant shall resubmit any disapproved plan to Landlord for approval within three (3) business days which shall be reviewed by Landlord to confirm that Landlord's response to the proposed Tenant Improvement Working Drawings has been incorporated into the final Tenant Improvement Working Drawings. The above process will be repeated until the Tenant Improvement Working Drawings are approved by Landlord. Upon approval of the Tenant Improvement Working Drawings by Landlord and Tenant, the final drawings and specifications will be referred to as the Approved Tenant Improvement Working Drawings. Tenant acknowledges that Landlord shall review Tenant's drawings for Landlord's sole benefit which cannot be relied upon by Tenant with respect to the adequacy of such plans or their conformance with applicable law. Failure of Tenant to prepare Tenant Improvement Working Drawings which are approved by Landlord on or before June 15, 1999 shall constitute a Tenant Delay hereunder.

2.03 Revisions to Approved Tenant Improvement Working Drawings. If at any time after approval of the Approved Tenant Improvement Drawings Tenant desires to make revisions, Tenant shall submit proposed working drawings and specifications reflecting such changes to Landlord ("Change Order"). Landlord shall promptly review such drawings and specifications and shall notify Tenant of any comments thereon or proposed revisions thereto within ten (10) days after receiving such drawings and specifications. Tenant shall resubmit to Landlord any such drawings and specifications which are not approved by Landlord within five (5) days after Landlord's disapproval, with such revisions as are requested by Landlord. Upon Landlord approval of the drawings and specifications, such drawings and specifications shall constitute the Approved Tenant Improvement Working Drawings. Tenant shall be responsible for all costs associated with an changes to the Working Drawings. In the event such changes require modification to the Base Building Improvements, Landlord shall obtain promptly from Landlord's Contractor the amount of any adjustment in the Tenant Improvement Costs, Tenant Delay or Tenant Delay costs resulting from such revisions and submit the amount thereof to Tenant for Tenant's approval. Within three (3) days of receipt of Landlord's estimate, Tenant shall advise Landlord whether to proceed or not to proceed with the Base Building Improvement modifications. Upon Tenant's approval of the revised Tenant Improvement Costs, such changes to the Base Building Improvements shall be conducted by Landlord's Contractor at Tenant's sole cost and expense. Once any adjustment and its related cost have been approved by Tenant, Tenant shall be deemed to have given full authorization to Landlord, through its contract with Contractor, to proceed with the work of constructing and installing changes to the Base Building Improvements in accordance with the Approved Tenant Improvement Working Drawings, as revised.

2.04 ADDITIONAL PROVISIONS. Landlord may charge Tenant a management fee for its work (including, without limitation, its work in reviewing the plans for the Tenant Improvements and any review of construction of the Tenant Improvements); other fees specifically authorized under the Lease or this Work Letter, and (B) reasonable fees with respect to structural modifications to the Base Building Improvements necessitated by the Approved Tenant Improvement Working Drawings. Tenant shall use HVAC and electrical engineers approved by Landlord for design of the Tenant Improvements. If Tenant's engineer is not approved by Landlord for the Tenant Improvements, Tenant may nevertheless employ such engineer for such purpose, and Landlord within Landlord's reasonable judgment, may consult with an independent engineer, or other consultant with respect to such improvements and Tenant will reimburse Landlord for the reasonable fees and expenses incurred by Landlord.

Section 3. PAYMENT OF COSTS

3.01 Contractor Payments. Tenant shall be responsible for all payments to Tenant's Contractor. Landlord shall reimburse Tenant in the amount of Landlord's Allowance in the following manner: Subject to Landlord's construction lender's requirements and a retention of ten percent (10%), Landlord shall make progress payments, on a pro rata basis to Tenant from Landlord's Allowance in the proportion that the Allowance bears to the total cost for the construction of the Tenant Improvements, from time to time as the Tenant Improvements are constructed, based upon paid invoices and properly executed conditional lien releases submitted from Contractor and the Tenant's Architect's certification that such work has been properly completed through the date of such progress payment. Landlord shall pay the balance of Landlord's Contribution upon receipt of properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) (Unconditional Waiver and Release Upon Final Payment) and upon Landlord's determination that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the Base Building Improvements, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's premises in the Building. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Paragraph 3.01 are not received by Contractor when due.

3.02 Suspension of Landlord's Obligations. The obligation of Landlord to make any one or more payments pursuant to this Work Letter or to proceed with the construction of the Base Building Improvements shall be suspended without further act of the parties during any such time as there exists any event of default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default. Nothing in this Work Letter shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto. The obligation of Landlord to make any one or more payments pursuant to this Work Letter or to proceed with the construction of the Base Building Improvements shall be Suspended without further act of the parties during any such time as there exists any event of default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default. Nothing in this Work Letter shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto.

3.03 Failure to Pay Tenant's Costs. Failure by Tenant to pay Tenant's Costs in accordance with this Work Letter within ten (10) days of any Landlord's invoice will constitute a failure by Tenant to pay rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under this Lease for nonpayment of rent.

Section 4. CONSTRUCTION OF BASE BUILDING IMPROVEMENTS

4.01. Construction of Base Building Improvements. Promptly following finalization and approval of the Approved Tenant Improvement Working Drawings, Landlord will apply for and use diligent efforts to obtain the necessary permits and approvals to allow construction of the Base Building Improvements ("Permits"). Landlord shall execute a construction contract with Landlord's Contractor who will diligently construct and complete the Base Building Improvements substantially in accordance with Base Building Plans subject to any approved Change Orders required by the Approved Tenant Improvement Working Drawings. Landlord specifically reserves the right to make at any time and from time to time during the construction of the Base Building Improvements, any changes to the Base Building Plans necessary to obtain any Permit or to comply with all applicable regulations, laws, ordinances, codes and roles or to achieve the compatibility, as reasonably determined by Landlord, of the Base Building Plans with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

4.02. Condition of Improvements. Landlord's Contractor's construction contract shall provide that all work performed by Landlord's Contractor will be performed in a good and proper manner, will be of good quality and free from defects in materials, and workmanship, and will be completed in substantial compliance with the Base Building Plans, as the same may have been modified by approved changes or other Revisions, alterations or additions approved hereunder, on or before the September 1, 1999. Tenant and its representatives shall have the right to inspect the work in progress, provided that Tenant does not interfere with the progress of the work.

4.03 Punch List Work. The Premises shall be Ready for Occupancy notwithstanding Landlord's Architect's submission of a punch list to Landlord's Contractor. Tenant may add items to the punch list at any time within ten (10) days after the Delivery Date. Landlord will cause Contractor to diligently complete any Punch List Items no later than thirty (30) days after the Premises are Ready for Occupancy, or thirty (30) days after Tenant's notice as the case may be, except for those items which would reasonably require in excess of thirty (30) clays to complete which items Contractor shall commence to complete during said thirty day period and shall diligently prosecute to completion.

4.04. Warranties. Landlord shall obtain from Landlord's Architect, Landlord's Contractor and appropriate subcontractors commercially reasonable warranties of all Base Building Improvement Work that may be assigned in whole or in part to Tenant that the Base Building Improvements are free from defects in workmanship or materials for a period of no less than one year from the date of

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

substantial completion thereof. Landlord shall assign all Landlord Contractor, Landlord Architect and equipment vendor warranties to Tenant as of the substantial completion of such work. Such warranties shall include: a warranty from Landlord's Contractor that as of the Commencement Date, the sidewalks, driveways, parking lot, truck doors, stubbed electrical and plumbing, roof and roofing systems, stubbed VAV/HVAC system, including roof screens, standard finish rest rooms, common lobby/entrance and demising wall serving the Premises are in good operable condition; and a warranty from Landlord's Architect that as of substantial completion thereof, the Base Building Improvements are in compliance with current building codes. Landlord shall enforce such warranties on Tenant's behalf for a minimum of one year from the date such warranties are granted

Section 5. DELIVERY OF POSSESSION OF THE PREMISES

5.01 Delivery of Possession. Landlord shall be deemed to have delivered possession of the Premises to Tenant on the earlier of: (i) the date on which the Base Building Improvements have been certified as substantially completed by Landlord's Architect for the purpose of Tenant's installation of the Tenant Improvements, subject only to completion of Punch List Items ("Ready for Occupancy"); or (ii) the date on which the Premises would have been Ready for Occupancy but for Tenant Delays.

5.02 Delays in Delivery of Possession. Landlord shall exercise due diligence to cause Landlord's Contractor to cause the Delivery Date to occur on the Estimated Delivery Date. If, for any reasons whatsoever (other than Tenant Delays), the Premises are not Ready for Occupancy by the Estimated Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damages suffered by Tenant; provided however, that the September 1, 1999 latest Commencement Date shall be extended one day for each day after the Estimated Delivery Date that the actual Delivery Date occurs and, provided further, that if possession of the Premises has not been delivered to Tenant within five (5) months following the Estimated Delivery Date, for any reason whatsoever (other than Tenant Delays and Unavoidable Delays), either Landlord or Tenant may, at their option at any time thereafter but prior to the delivery of possession, terminate this Lease by notice to the other and Landlord and Tenant thereupon shall be released from all obligations under this Lease.

5.03 Approvals by Landlord. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord for the Tenant Improvements pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or any governmental requirements.

5.04. Tenant's Delay. If Landlord's Contractor shall be delayed in substantially completing the Base Building Improvements as a result of: (a) Tenant's failure to timely approve the Tenant Improvement Working Drawings;
(b) Tenant's revisions to the Approved Tenant Improvement Working Drawings which require modification to the Base Building Improvements; (c) Tenant's interference with Landlord's Contractor's schedule through Tenant's Work; (d) Change Orders; or (e) delays caused by Tenant in Landlord's construction (all of the foregoing being referred to herein collectively as "Tenant's Delay"); then the Premises will be deemed to have been Ready for Occupancy (and Tenant's obligation to pay Base Rent shall be accelerated) one day earlier for each day of Tenant Delay, but in any case no earlier than September 1, 1999.

Landlord must identify any claimed Tenant Delay by written notice to Tenant within five (5) business days following the commencement of any claimed Tenant Delay ("Tenant Delay Notice"). The Tenant Delay Notice shall specify the cause of the Tenant Delay as well as the estimated number of days that substantial completion will be delayed by such Tenant Delay. Landlord may not claim any Tenant Delay which has not been timely documented by a Tenant Delay Notice, which does not actually cause a delay in the Delivery Date beyond the Estimated Delivery Date. Tenant acknowledges that the length of any Tenant's Delay is to be measured by the duration of the delay in substantial completion caused by the event or conduct constituting Tenant's Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

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

Within a reasonable time after the Premises are Ready for Occupancy, Landlord shall notify Tenant of the actual delay in the Delivery Date beyond the Estimated Delivery Date, if any, caused by each and all Tenant Delays and Unavoidable Delays (defined below), if any, and the resultant Tenant Delay costs and calculated Delivery Date, which shall be the binding Delivery Date between the parties with respect to the Lease.

5.05 UNAVOIDABLE DELAYS: Delays caused by: acts of God, unexpected delays of public agencies, labor disputes, strikes, fires, freight embargoes, extraordinary rainy and stormy weather that impedes the construction of the Improvements, inability to obtain supplies, materials, fuels, or other causes or contingencies beyond the reasonable control of Landlord with reasonable advance planning. Landlord must identify any claimed Unavoidable Delay by written notice to Tenant within five (5) business days following the commencement of any claimed Unavoidable Delay ("Unavoidable Delay Notice"), which Notice shall specify the cause of the Unavoidable Delay as well as the estimated number of days that Delivery Date will be delayed by such Unavoidable Delay. Landlord may not claim any Unavoidable Delay which has not been timely documented by an Unavoidable Delay Notice, which does not actually cause a delay in the Delivery Date beyond the Estimated Delivery Date, or that is offset by a time saving caused by Tenant.

Section 6. Construction of Tenant Improvements.

6.01. PRICING THE WORK, LANDLORD'S SUPERVISION FEE. Upon completion of the Working Drawings for the Tenant Improvements, Tenant shall solicit bids for construction of the Tenant Improvements (the "Contractor's Bid"). Upon Tenant agreeing on a price, Tenant shall deliver a copy of the construction contract (or other documentation verifying the final bid and work to be performed) to Landlord, such delivery to occur no later than fifteen (15) days after Landlord's approval of the Working Drawings. If the Contractor is other than Landlord's Contractor, Landlord shall be entitled to receive a fee for the supervision of Contractor in an amount equal to three percent (3%) of the cost of constructing the Tenant Improvements in the Premises.

6.02 ADMINISTRATION OF TENANT'S WORK. Following the Delivery Date, and after acceptance of bids, Tenant's Contractor shall administer the construction of the Tenant Improvements in accordance with the Approved Tenant Improvement Working Drawings. Upon and following any entry into the Premises by Tenant's Contractor prior to the Commencement Date of the Lease Term, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Monthly Rent and Tenant's Share of Operating Expenses), including without limitation, obligations pertaining to insurance, indemnity, compliance with laws, hazardous materials and Alterations (Section 11), except to the extent specifically inconsistent with this Work Letter. If Tenant requests the installation of any Tenant Improvements that do not conform to the Approved Tenant Improvement Working Drawings or conflict with elements of the approved Working Drawings after such administration begins, such request shall be deemed a change and shall be subject to the provisions of Paragraph 2.03. Tenant Improvements shall comply with all applicable regulations, laws, ordinances, codes and rules, such compliance being the obligation of Tenant.

6.03 INDEMNIFICATION. Tenant will indemnify, defend (with counsel satisfactory to Landlord), and hold Landlord harmless from all suits, claims, actions, loss, liability, cost, or expense (including claims for workers' compensation, attorney fees, and costs) based on personal injury or property damaged or contract claims (excluding any contracts to which Landlord is a party in which such case the terms of such contract shall apply) arising from the construction of the Tenant's Improvements. Tenant will repair or, if reasonably necessary, replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or so replacing) any portion of the Building, Base Building Improvements, Parking Lot improvements or item of Landlord's equipment or any of Landlord's real or personal property damaged, lost, or destroyed by Tenant its contractors, subcontractors or suppliers or any other tenant, invitee or guest of Landlord in the performance of Tenant's Improvements. Landlord shall give Tenant notice of any such claimed loss within a reasonable time of such loss.

6.04 INSURANCE. Tenant's Contractor will obtain and provide Landlord with certificates evidencing Worker's Compensation, public liability, property damage and Builder's All Risk insurance in amounts and forms and with companies reasonably satisfactory to Landlord. Tenant shall confirm


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

that Tenant's general contractor requires and obtains evidence of such insurance in customary amounts and forms from all of its subcontractors and suppliers.

6.05 RULES AND REGULATIONS. Tenant and Tenant's Contractor will comply with any reasonable rules, regulations, or requirements that Landlord or Landlord's Contractor may impose by written notice to Tenant given sufficiency in advance to permit such compliance. Tenant's agreement with Tenant's Contractor will require each of the general contractor and subcontractors to provide cleanup of the construction area at reasonable intervals to the extent that cleanup is necessitated by the performance of the Tenant's Improvements.

6.06 TENANT'S CONTRACTORS. Tenant's Contractor will be bondable and Landlord may require Tenant's contractor to provide construction or completion bonds at Tenant's expense. Tenant agrees that in compliance with Landlord's lender's requirements the Tenant agrees that if it shall cause construction of the Tenant Improvements to be performed on or about the Premises by contractors who shall employ craft workers who are members of unions that are affiliated with the AFL-CIO Building and Construction Trades Department. Landlord and Tenant shall diligently cooperate to avoid any delay, loss or damage that may result from any, work stoppage or interruption arising from the use of nonunion employees.

6.07 EARLY ENTRY. Landlord will permit entry of Tenant's Contractor and subcontractors into the Premises for the purposes of performing Tenant's Improvements, prior to the Delivery Date, but only at the times that Landlord Contractor reasonably deem feasible under the circumstances and pursuant to the requirements of this Section 6. This license to enter before commencement of the Term is expressly conditioned on the contractor retained by Tenant working in harmony and not interfering with the workers, mechanics, and contractors of Landlord. If at any time the entry or work by Tenant's contractor causes any unreasonable interference, permission to enter may be withdrawn by Landlord immediately on written notice to Tenant. Tenant's work shall not interfere with the completion of the Base Building Improvements and any such interference may be considered a Tenant Delay hereunder. Tenant's early entry solely for the installation of Tenant Improvements shall not constitute "possession" for purposes of determining the Commencement Date under Section 2(a)(i) of the Lease.

6.08 RISK OF LOSS. All materials, work, installations, and decorations of any nature brought on or installed in the Premises by or on behalf of Tenant before the commencement of the Term will be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf will be responsible for any damage, loss, or destruction except for damage arising from gross negligence or willful misconduct.

6.09 CONDITION OF TENANT'S IMPROVEMENTS. All work performed by Tenant will be performed in a good and proper manner, will be of good quality and free from defects in design, materials, and workmanship, and will be completed in strict compliance with the Approved Tenant Improvement Working Drawings, as the same may have been modified by Tenant by Change Orders or otherwise. All work to be performed by or for Tenant pursuant to this Work Letter will be performed diligently, in a first-class manner, and in compliance with all applicable laws, ordinances, regulations, and rules of any public authority having jurisdiction over the Premises and Tenant and (if applicable) Landlord's insurance carriers. Landlord will have the right, but not the obligation, to periodically inspect the work on the Premises and, if any, work fails to conform to the Approved Tenant Improvement Working Drawings, may require changes in the method or quality of the work to conform to such approved plans and specifications. Tenant must file and provide Landlord with a copy of the Notice of Completion, Certificate of Occupancy (or equivalent document) and any other required permit or notice for the Tenant Improvements. Tenant must provide Landlord with Tenant's Architect's Certificate of Substantial Completion (AIA Form G704) and a set of "as-built" drawings for the completed Tenant Improvement work.

Section 7. MISCELLANEOUS.

7.01 Tenant's Representative. Tenant hereby designates __________ as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

7.02 Landlord's Representative. Landlord hereby designates Mark Brannan of Nicholson Construction Company as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

7.03 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section 22 of the Lease or a default by Tenant under this Work Letter has occurred at any time on or before the Commencement Date, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Landlord's Allowance, and
(ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the Delivery Date or Commencement Date caused by such inaction by Landlord).

7.04 Merger. The provisions of this Work Letter are deemed incorporated into the Lease and together shall be interpreted as one document. Except as expressly set forth in this Work Letter, Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

7.05 Applicability of Work Letter. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date of the Lease.

"Landlord": Chestnut Bay LLC, a California limited liability company


/s/ Mike Newbro
----------------------------------------------------------------
Mike Newbro, President
Date: June 21 1999

"Tenant" ImproveNet, Inc., Delaware corporation.


/s/ Ron Cooper
----------------------------------------------------------------
Ronald B. Cooper, President
Date: June 21, 1999


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